UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
LIFETIME BRANDS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒ No fee required
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2026 Annual Meeting and Proxy Statement

June 18, 2026 Garden City, New York

MESSAGE FROM THE CHAIRMAN OF THE BOARD OF DIRECTORS

Dear Fellow Stockholder:

I invite you to participate in our Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 18, 2026 at 10:30 a.m. Eastern Time, which will be virtual only and conducted via live webcast at meetnow.global/MSMSCDF. Information on how to participate in the Annual Meeting can be found on page 9 of the Proxy Statement.

At the Annual Meeting, you will be asked to: (i) elect a board of nine directors; (ii) ratify the appointment of our independent registered public accounting firm; (iii) approve the 2025 compensation of the Lifetime Brands, Inc.’s (the “Company”) named executive officers; and (iv) approve an amendment and restatement of the Company’s Amended and Restated 2000 Long-Term Incentive Plan.

We are taking advantage of the U.S. Securities and Exchange Commission (“SEC”) rules that allow companies to provide their stockholders with access to proxy materials over the Internet. On or about April 24, 2026, we will release a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders informing them that our Proxy Statement, Annual Report for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) and voting instructions for the Annual Meeting are available online. As more fully described in that Notice, all stockholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials. This allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a fast and efficient manner. You can also visit our website, www.lifetimebrands.com, where you will find this Proxy Statement and our 2025 Annual Report, free of charge.

On behalf of our directors and our management team, I thank you for your continued support of Lifetime Brands.

Best regards,

/s/ Jeffrey Siegel

Jeffrey Siegel

Chairman of the Board of Directors

April 24, 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 18, 2026: On or about April 24, 2026, we will release the Notice of Internet Availability of Proxy Materials to our stockholders informing them that this Proxy Statement, the 2025 Annual Report and voting instructions for the Annual Meeting can be accessed over the Internet at www.envisionreports.com/LCUT. You may access these proxy materials over the Internet, or you may request that a printed copy of the materials be sent to you. If you want to receive a paper or e-mail copy of these proxy materials, you must request a copy over the Internet at www.envisionreports.com/LCUT, by calling toll free at 1-866-641-4276, or by sending an e-mail to investorvote@computershare.com with “Proxy Materials Lifetime Brands, Inc.” in the subject line. There is no charge to you for requesting a copy.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 18, 2026, 10:30 a.m. Eastern Time

1000 Stewart Avenue, Garden City, New York 11530

Notice is hereby given that the Annual Meeting of Stockholders of Lifetime Brands, Inc., a Delaware corporation (the “Company”), will be held online via live webcast at meetnow.global/MSMSCDF on Thursday, June 18, 2026 at 10:30 a.m. Eastern Time (the “Annual Meeting”), for the following purposes:

(1)

To elect a board of directors of the nine nominees named in the accompanying Proxy Statement, each to serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

(3)	To approve, on a non-binding advisory basis, the 2025 compensation of the Company’s named executive officers; and

(4)	To approve an amendment and restatement of the Company’s Amended and Restated 2000 Long-Term Incentive Plan.

In addition to the foregoing, the Annual Meeting will include the transaction of such other business as may properly come before the meeting, or any adjournment(s), continuation(s), rescheduling(s) or postponement(s) thereof.

Stockholders of record at the close of business on April 21, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment(s), continuation(s), rescheduling(s) or postponement(s) thereof. A complete list of the stockholders entitled to vote at the Annual Meeting may be accessed electronically, upon request, starting ten (10) days prior to the Annual Meeting by contacting our Corporate Secretary via email at sara.shindel@lifetimebrands.com.

The Annual Meeting will be held online only via live webcast and there will be no physical location for stockholders to attend the Annual Meeting. Stockholders will be able to vote electronically and submit questions prior to the Annual Meeting by logging in at meetnow.global/MSMSCDF and entering their 15-digit control number or may vote and ask questions during the Annual Meeting by logging in and entering the required information at the meeting date and time. Guests may log in to the website and virtually attend the Annual Meeting, but only stockholders who have 15-digit control numbers will be able to vote and ask questions.

By Order of the Board of Directors,

/s/ Sara Shindel

Sara Shindel

Executive Vice President, General Counsel and Corporate Secretary

Garden City, New York

April 24, 2026

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Proxy Statement involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “approximate,” “outlook,” “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “goal,” “should,” and similar expressions may identify forward-looking statements. The following factors, in addition to those disclosed in “ITEM 1A. RISK FACTORS” of our 2025 Annual Report and in our other filings made with the SEC could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements included in this Proxy Statement: the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments, as well as continued uncertainties with respect to tariffs and trade policies; social unrest, including related protests and disturbances; the emergence, continuation and consequences of geopolitical conflicts including: ongoing conflicts in the Middle East, macro-economic challenges, including labor disputes, inflationary impacts and disruptions to the global supply chain; failure to protect our reputation; and our ability to attract or retain talent. There can be no assurance that the forward-looking statements included in this Proxy Statement will prove to be accurate, and new risks may emerge from time to time. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Incorporation by Reference

Neither the Report of the Compensation Committee on Executive Compensation nor the Report of the Audit Committee included herein shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate such information by reference.

In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

PROXY STATEMENT SUMMARY

2025 PERFORMANCE

The Company’s financial results for 2025 included the following:

•	Net sales were $647.9 million in 2025, as compared to net sales of $683.0 million in 2024.

•	Adjusted income from operations(1) was $37.9 million in 2025, as compared to $44.7 million in 2024.

•	Net loss was $(26.9) million in 2025, as compared to net loss of $(15.2) million in 2024.

•	Adjusted net income(1) was $17.6 million in 2025, as compared to $12.6 million in 2024.

•	Adjusted EBITDA(1) was $50.8 million in 2025, as compared to $55.4 million in 2024.

(1) These amounts represent non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measure is included in Appendix A to this Proxy Statement.

VOTING MATTERS & BOARD RECOMMENDATIONS

Proposal No.	Proposal	Board Recommends
1

To elect a board of directors of the nine nominees named in this Proxy Statement, each to serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

FOR each nominee

2	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR

3	To approve, on a non-binding advisory basis, the 2025 compensation of the Company’s named executive officers.	FOR

4	To approve an amendment and restatement of the Company’s Amended and Restated 2000 Long-Term Incentive Plan.	FOR

BOARD NOMINEES AND COMMITTEE ASSIGNMENTS

Our Board currently consists of ten directors. Ms. Veronique Gabai-Pinsky and Mr. Craig Phillips have not been nominated for re-election to the Board and their terms will end as of the Annual Meeting.

There are nine director nominees for election at our Annual Meeting. Each nominee will hold office until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Eight of the nominees are currently serving as directors of the Company and were elected to the Board of Directors (the “Board”) at the 2025 Annual Meeting of Stockholders, except for Mr. Daniel Siegel. Immediately following the conclusion of the Annual Meeting, the size of the Board will be decreased from ten to nine directors.

Name	Age	Main Occupation	Joined Board	Committee Assignment
Jeffrey Siegel	83	Chairman of the Board[1]	1967	Chairman, Exec (Chair)

Robert B. Kay	64	CEO, Lifetime Brands, Inc.	2018	Exec

Jeffrey H. Evans	57	Former Executive Vice President, Entertainment, Toys, and Seasonal, Walmart U.S.	2025	Audit

Rachael A. Jarosh	57	Former President and CEO, Enactus	2020	Nom/Gov, Comp

Cherrie Nanninga	77	Partner, Real Estate Solutions Group, LLC	2003	Nom/Gov, Comp (Chair)

Bruce G. Pollack	67	Managing Partner, Centre Partners Management LLC	2018	Nom/Gov, Comp

Michael J. Regan*	84	Retired Certified Public Accountant	2012	Nom/Gov (Chair), Audit (Chair)

Michael Schnabel	48	Senior Partner, Centre Partners Management LLC	2018	Audit

Daniel Siegel	56	President, Lifetime Brands, Inc.	—	—

Abbreviations: Nom/Gov = Nominating/Governance Committee; Audit = Audit Committee; Comp = Compensation Committee; Exec = Executive Committee

* Independent Lead Director

1 Mr. Siegel formerly served as Executive Chairman of the Company, until March 31, 2023.

Effective December 31, 2025, the Company dissolved the Environmental, Social and Governance (“ESG”) Committee and transferred all responsibilities formerly held by the ESG Committee to the full Board to oversee the Company’s culture and ethical vision and its ESG practices and to carry out such other responsibilities that were previously delegated to the ESG Committee as described in the ESG Committee Charter, in each case where appropriate and not otherwise delegated to management.

BOARD COMPOSITION

Our Board currently consists of ten members. Of these ten members, three directors have self-identified as female and one director has self-identified as racially and ethnically diverse. Of the nine director nominees, two director nominees have self-identified as female and one director nominee has self-identified as racially and ethnically diverse.

CORPORATE GOVERNANCE PRACTICES

Our corporate governance practices include the following best practices:

●	corporate governance guidelines;
●	a majority vote director resignation policy;
●	a declassified Board, with the annual election of directors;
●	a compensation philosophy for named executive officers aligning compensation with short-term and long-term performance, including drivers of stockholder value;
●	stock ownership guidelines for directors;
●	stock ownership guidelines for our named executive officers;
●	stockholders can take action by written consent;
●	anti-hedging provisions;
●	our Clawback Policy (as defined below);
●	stockholders have the right to remove directors with or without cause;
●	our commitment to corporate citizenship, including our donation practices, partnerships with organizations, and avoidance of the use of conflict minerals; and
●	our Code of Business Conduct and Ethics.

SUSTAINABILITY

We believe that our practices and procedures should align, where practicable, with our sustainability strategies. We continue to formalize some of the ways we manage sustainability-related activities. The Board considers strategies relevant to the Company’s sustainability practices in a manner aligned with the Company’s overall business strategy, including risk management relevant to sustainability and corporate responsibility matters. The Board also oversees and monitors the Company’s strategies relating to human capital management.

In an effort to align sustainability initiatives with our business strategy, the Company expects to continue to engage in the following practices:

•	track the Company’s use of environmentally-preferred materials in products and packaging;

•	meet quarterly with all product design leaders to discuss best practices for using environmentally-preferred materials;

•	introduce products with environmentally-preferred materials where practicable;

•	reduce the size of packaging and increase the use of recycled materials and recyclable packaging where practicable;

•	collaborate with vendors who possess technical expertise in reducing emissions;

•	utilize quality management software to track our existing suppliers’ use of environmentally-preferred materials and practices;

•	track and reduce shipping materials from our warehouses for our drop-ship and direct-to-consumer business;

•	recycle warehouse materials such as corrugate and pallets; and

•	solicit consumer feedback on their preferences for environmentally-preferred products.

THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO PARTICIPATE IN THE ANNUAL MEETING ONLINE VIA LIVE WEBCAST AT MEETNOW.GLOBAL/MSMSCDF. WHETHER OR NOT YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE VOTE YOUR SHARES USING THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER, OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD OR VOTING INSTRUCTION FORM YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST. STOCKHOLDERS WHO HAVE SUBMITTED COMPLETED PROXY CARDS OR VOTING INSTRUCTION FORMS MAY REVOKE THEIR PROXIES AND VOTE DURING THE ANNUAL MEETING.

LIFETIME BRANDS, INC.

1000 Stewart Avenue,

Garden City, New York 11530

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 18, 2026

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Lifetime Brands, Inc., a Delaware corporation (the “Company,” “us” or “we”), for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 18, 2026 at 10:30 a.m. Eastern Time online via live webcast at meetnow.global/MSMSCDF. Stockholders of record at the close of business on April 21, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.

On or about April 24, 2026, we will first release the Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders informing them that this Proxy Statement, the 2025 Annual Report and voting instructions for the Annual Meeting can be accessed over the Internet at www.envisionreports.com/LCUT. You may then access these proxy materials over the Internet, or you may request that a printed copy of the materials be sent to you. If you would like to receive a paper or e-mail copy of these proxy materials, you must request one over the Internet at www.envisionreports.com/LCUT, by calling 1-866-641-4276 toll free, or by sending an e-mail to investorvote@computershare.com with “Proxy Materials Lifetime Brands, Inc.” in the subject line. There is no charge to you for requesting a copy.

THE ANNUAL MEETING

On April 21, 2026, there were 22,855,008 shares of the Company’s common stock, $0.01 par value, issued and outstanding. Each share of the Company’s common stock entitles the holder of such share to one vote on each matter submitted to a vote of stockholders at the Annual Meeting.

All shares of common stock represented by properly executed proxies or voting instruction forms will be voted at the Annual Meeting in accordance with the directions marked on the proxies or voting instruction forms, unless such proxies or voting instruction forms have previously been revoked. If no directions are indicated on such proxies or voting instruction forms, they will be voted FOR Proposal 1 – the election of each nominee named under Election of Directors, FOR Proposal 2 – the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, FOR Proposal 3 – the approval, on a non-binding advisory basis, of the 2025 compensation of the Company’s named executive officers, and FOR Proposal 4 – the approval of an amendment and restatement of the Amended and Restated 2000 Long-Term Incentive Plan. If any other matters are properly presented at the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each proxy executed and returned by a stockholder by any of the methods indicated below may be revoked at any time before it is voted by timely submission of a written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Corporate Secretary of the Company), or, if a stockholder participates online in the Annual Meeting, such stockholder may revoke the proxy and vote the shares during the Annual Meeting.

VOTE REQUIRED FOR APPROVAL

A majority of our outstanding shares of common stock present at the Annual Meeting, by virtual participation or by proxy, and entitled to vote shall constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. In addition, shares that vote “withhold” will be counted as present for purposes of determining whether a quorum exists.

Our Bylaws provide for a plurality voting standard for uncontested director elections. Under a plurality voting standard, nominees receiving the most “FOR” votes will be elected. With respect to Proposal 1, you may vote for all nominees, withhold your vote as to all nominees, or vote for all nominees except those specific nominees from whom you withhold your vote. Properly executed proxies marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Under a plurality voting standard, withheld votes have no impact on the voting outcome. However, as discussed in greater detail under “Majority Voting Governance Principle” below, if any director is not elected by an affirmative vote of a majority of the votes cast at the Annual Meeting, such elected director shall submit his or her resignation to our Board.

Proxies may not be voted for more than nine directors and stockholders may not cumulate votes for the election of any directors.

The affirmative vote of a majority of the shares present at the Annual Meeting, by virtual participation or by proxy, and entitled to vote thereon is necessary to approve Proposals 2, 3 and 4. You may vote for or against, or abstain from voting on any of these proposals.

If a stockholder, present by virtual participation or by proxy, abstains on a matter, such stockholder’s shares of common stock, although included in the quorum, will not be voted on such matter. Thus, an abstention from voting on Proposals 2, 3 and 4 has the same effect as a vote “against” the matter.

Brokers, banks or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner. Applicable rules prohibit brokers from voting on Proposals 1, 3 and 4 without receiving instructions from the beneficial owner of the shares. Brokers may vote on Proposal 2 absent instructions from the beneficial owner.

Brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares normally have discretion to vote such shares on routine matters, such as the ratification of an independent registered public accounting firm (Proposal 2), but do not have such discretion to vote on non-routine matters. All proposals (other than Proposal 2) are non-routine matters and brokers are not permitted to vote your shares without instruction. In determining whether a proposal has received the requisite number of votes, broker non-votes will have no effect on the outcome of the vote on a proposal that requires a plurality of votes cast and will have no effect on the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present at the Annual Meeting, by virtual participation or by proxy, and entitled to vote thereon.

HOW TO VOTE

You may vote your shares by one of the following methods:

INTERNET: To vote your shares by Internet, please visit the website listed on your proxy card or voting instruction form and follow the on-screen instructions. If you vote by Internet, you do not need to mail your proxy card or voting instruction form.

TELEPHONE: To vote your shares by telephone, please follow the instructions on your proxy card or voting instruction form. If you vote by telephone, you do not need to mail your proxy card or voting instruction form.

MAIL: To vote your shares by mail, please follow the instructions on your proxy card or voting instruction form. Please be sure to sign and date your completed proxy card or voting instruction form before mailing. If you do not sign your proxy card or voting instruction form, your votes cannot be counted. Please mail your proxy card or voting instruction form in the pre-addressed, postage-paid envelope.

VOTE ONLINE DURING THE MEETING: You may vote online during the Annual Meeting by visiting the link meetnow.global/MSMSCDF. If you are the registered holder of your shares, meaning that you hold your shares through

Computershare Investor Services (“Computershare”), our transfer agent, you do not need to register in advance for the Annual Meeting. The 15-digit control number provided on your Notice, proxy card or voting instruction form is necessary to access this site. If you hold your shares in “street name,” meaning that you hold your shares through a broker, bank or other nominee, please follow the directions below to register in advance for the Annual Meeting. Guests may virtually attend the Annual Meeting but will not be able to vote during the Annual Meeting.

PARTICIPATING IN THE ANNUAL MEETING

You are entitled to participate in the Annual Meeting only if you were a stockholder of record or a beneficial owner of shares of our common stock as of the close of business on the Record Date, April 21, 2026, or you hold a valid proxy for the Annual Meeting. Our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted only via live webcast. Guests may virtually attend the meeting but will not be able to vote or ask questions.

You will be able to virtually attend the Annual Meeting, examine our shareholder list, and submit your questions during the meeting by visiting meetnow.global/MSMSCDF. You also will be able to vote your shares online by participating in the Annual Meeting.

To participate in the Annual Meeting, visit meetnow.global/MSMSCDF and enter the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you hold your shares in “street name,” please contact the broker, bank, or other nominee that holds your shares to receive proof of your beneficial ownership (legal proxy) and submit such proof, along with your name and email information, to Computershare in advance of the Annual Meeting no later than 5:00 p.m. Eastern Time on June 5, 2026. Requests for registration must be labeled as “Legal Proxy,” and may be submitted (i) via email to legalproxy@computershare.com by forwarding the email from your broker regarding your beneficial ownership or sending an image of your legal proxy, or (ii) by sending proof of your beneficial ownership via mail to the following address: Computershare, Lifetime Brands, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001. Upon receipt of such proof of beneficial ownership, Computershare will then register you for virtual attendance at the Annual Meeting and provide you with an email confirming your registration.

The Annual Meeting will begin promptly at 10:30 a.m. Eastern Time on June 18, 2026. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. Help and technical support for accessing and participating in the virtual meeting will be available by following the instructions on the virtual meeting website.

If you are a stockholder and wish to submit questions prior to or during the Annual Meeting, log into the virtual meeting platform at meetnow.global/MSMSCDF. Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. To ensure the Annual Meeting is conducted in a manner that is fair to all stockholders, the chair of the Annual Meeting may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. We reserve the right to edit or reject questions we deem inappropriate. By virtually attending the Annual Meeting, stockholders agree to abide by the agenda and procedures for the Annual Meeting.

MAJORITY VOTING GOVERNANCE PRINCIPLE

Although our Bylaws provide for a plurality voting standard for the election of directors, our Board has adopted, as a governance principle, a majority voting standard for uncontested director elections and a plurality voting standard for contested director elections. For this purpose, a “majority of votes cast” means that the number of votes cast “for” a nominee’s election must exceed the number of votes cast “against” that nominee’s election. Accordingly, subsequent to the election of directors at the Annual Meeting, any elected director who is not elected by an affirmative vote of a majority of the votes cast at the Annual Meeting shall submit his or her resignation to our Board, to be effective upon the Board’s determination of whether to accept or reject the resignation. Upon receipt by our Board of such resignation, our Board shall, in its sole judgment and discretion, within 90 days from the submission of such director’s resignation as a director of the Company, determine whether to accept or reject such director’s resignation. If our Board rejects such director’s resignation as a director of the Company, then we shall prepare and file a Current Report on Form 8-K to explain our Board’s rationale for its rejection of such director’s resignation.

PROXY SOLICITATION

We will bear the cost of preparing, printing, assembling and mailing the Notice, form of proxy, this Proxy Statement, the 2025 Annual Report and other materials that may be sent to stockholders in connection with this solicitation. We have retained Georgeson, a proxy solicitation firm, at an anticipated cost of $10,500 plus reimbursement of expenses, to assist in soliciting proxies from brokers, banks, nominees, and institutional holders. Georgeson may solicit votes personally or by telephone, mail or electronic means. In addition, Georgeson and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

It is contemplated that brokerage houses will forward the proxy materials to beneficial holders at our request. In addition to the solicitation of proxies by the use of mail, our officers and other employees may solicit proxies personally, by telephone or by electronic means without being paid any additional compensation. We will reimburse such persons for their reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 17, 2026 (except where otherwise noted) based on a review of information filed with the Securities and Exchange Commission (“SEC”) and our records with respect to (i) each person known to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all our directors and executive officers as a group.

Name of beneficial owner	Number of shares beneficially owned	Percent of shares beneficially owned*

DIRECTORS AND EXECUTIVE OFFICERS (1)

Jeffrey Siegel	1,244,038 (2)	5.4%

Robert B. Kay	1,223,291 (3)	5.3%

Jeffrey H. Evans	34,921	†

Rachael A. Jarosh	83,851	†

Cherrie Nanninga	128,614	†

Craig Phillips	645,293	2.8%

Veronique Gabai-Pinsky	83,154 (4)	†

Bruce G. Pollack	6,087,456 (5)	26.6%

Michael J. Regan	113,388	†

Michael Schnabel	94,340	†

Daniel Siegel	480,340 (6)	2.1%

Laurence Winoker	138,184	†

All directors and executive officers as a group (12 persons)	10,356,870	44.4%

Name of beneficial owner	Number of shares beneficially owned	Percent of shares beneficially owned

Centre Partners V, L.P. 780 Third Avenue, 41st Floor New York, New York 10017	5,993,116 (7)	26.2%

JB Capital Partners L.P. 5 Evan Place Armonk, New York 10504	1,627,852 (8)	7.1%

Mill Road Capital II, L.P. 382 Greenwich Avenue, Suite One Greenwich, Connecticut 06830	1,208,503 (9)	5.3%

Notes:

*

Calculated on the basis of 22,855,008 shares of common stock outstanding as of April 17, 2026. Pursuant to the regulations of the SEC, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares. Each person is deemed to be the beneficial owner of shares which may be acquired within sixty days of April 17, 2026 through the exercise of options, warrants, and other rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person.

†	Less than 1%.
(1)	The address of such individuals is c/o the Company, 1000 Stewart Avenue, Garden City, New York 11530.
(2)

Consists of: (i) 1,168,028 shares owned directly by Mr. Jeffrey Siegel, (ii) 1,010 shares owned by Mr. Siegel’s wife, and (iii) 75,000 shares issuable upon the exercise of options that are exercisable within 60 days.

(3)

Consists of: (i) 757,291 shares owned directly by Mr. Kay, (ii) 66,000 shares that are indirectly owned in an irrevocable family trust, (iii) 21,816 shares issuable upon the exercise of options which are exercisable within 60 days, and (iv) 378,184 shares issuable upon the exercise of options that are indirectly owned in an irrevocable family trust that are exercisable within 60 days.

(4)	Consists of: (i) 79,654 shares owned directly by Ms. Gabai-Pinsky, and (ii) 3,500 shares owned by Ms. Gabai-Pinsky’s husband.
(5)

Consists of: (i) 94,340 shares owned directly by Mr. Pollack, (ii) 5,593,116 shares held by Taylor Parent (as defined below), and (iii) 400,000 shares held by Centre Capital Investors V, L.P. (“Centre Investors”). Centre Partners V, L.P. (“Centre Partners LP”) is the sole general partner of Centre Investors. CP Taylor GP, LLC (“CP Taylor”) has the authority to appoint the board of directors of Taylor Parent. Centre Partners LP is the sole member of CP Taylor and the general partner of Centre Investors. Centre Partners V LLC (“Centre Partners”) is the general partner of Centre Partners LP. JRJ V LP (“JRJ LP”) and Harwich Road V LP (“Harwich Road LP”) are co-managers of Centre Partners. JRJ Inc. (“JRJ”) is the general partner of JRJ LP. Harwich Road Inc. (“Harwich Road”) is the general partner of Harwich Road LP. Bruce G. Pollack is the president of JRJ. David Jaffe is the president of Harwich Road. As such, Centre Partners LP, Centre Partners, JRJ LP, Harwich Road LP, JRJ, Harwich Road, Bruce G. Pollack and David Jaffe may be deemed to beneficially own the shares of the Company owned directly by Centre Investors and CP Taylor, Centre Partners LP, Centre Partners, JRJ LP, Harwich Road LP, JRJ, Harwich Road, Bruce G. Pollack and David Jaffe may be deemed to beneficially own the shares of the Company owned directly by Taylor Parent.

(6)	Consists of: (i) 468,540 shares owned directly by Mr. D. Siegel, (ii) 8,400 shares owned by Mr. D. Siegel’s wife, and (iii) 3,400 shares held as Uniform Transfer to Minors Act Custodian for children.
(7)

Based on Amendment No. 2 to Schedule 13D filed with the SEC on March 25, 2019 by Taylor Parent, CP Taylor, Centre Investors, Centre Partners LP and Centre Partners in addition to the Form 4s filed with the SEC on behalf of Centre Partners LP and Mr. Pollack, respectively, on May 17, 2019 and June 24, 2024. Consists of: (i) 5,593,116 shares held by Taylor Parent, and (ii) 400,000 shares held by Centre Investors. See footnote 5 above for a further description of the beneficial ownership of these shares.

(8)

Based solely on Amendment No. 2 to Schedule 13G filed with the SEC on behalf of JB Capital Partners L.P. (“JB Capital”) and Alan W. Weber, as general partner, on February 8, 2026. Consists of: 1,627,852 shares beneficially owned by JB Capital and Mr. Weber. JB Capital Partners and Mr. Weber have shared voting and dispositive power with respect to 1,627,852 shares and sole voting and dispositive power with respect to zero shares.

(9)

Based solely on Amendment No. 12 to the Schedule 13D filed with the SEC on October 19, 2021. Represents shares owned by Mill Road Capital II, L.P. (“MR Capital Fund”). MR Capital Fund directly holds, and thus has sole voting and dispositive power over, 1,208,503 shares. Mill Road Capital II GP LLC (“MR Capital GP”), as sole general partner of MR Capital Fund, also has sole authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, the shares held on behalf of MR Capital Fund, and Thomas E. Lynch has shared authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, these shares on behalf of MR Capital GP. Accordingly, each of MR Capital GP, MR Capital Fund, and Mr. Lynch (collectively, the “MR Reporting Persons”) beneficially owns 1,208,503 shares of common stock, and the MR Reporting Persons beneficially own, in the aggregate, 1,208,503 shares of common stock.

Proposal No. 1

ELECTION OF DIRECTORS

Nine directors are proposed to be elected at the Annual Meeting to hold office until the 2027 Annual Meeting of Stockholders, and each director shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. Each of the nominees is one of our current directors, except for Mr. Daniel Siegel.

With respect to Messrs. Kay, Pollack and Schnabel, as previously disclosed, the Company previously entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company; Taylor Parent; and Taylor Holdco, LLC, a Delaware limited liability company (dba Filament Brands, and which the Company refers to as “Filament”), and related entities, providing for an Agreement and Plan of Merger entered into on December 22, 2017 for the acquisition of Filament by the Company (the “Filament Acquisition”). In connection with the Merger Agreement, the Company entered into a stockholders agreement (the “Stockholders Agreement”) by and among the Company, Taylor Parent and other related stockholders. Pursuant to the Merger Agreement and the Stockholders Agreement, the Company was required to appoint three Taylor Parent designees to the Board. On March 1, 2018, effective upon the closing of the Filament Acquisition, the Board unanimously voted to expand the Board and to appoint Messrs. Kay, Pollack and Schnabel to fill the newly created vacancies on the Board. Messrs. Kay, Pollack and Schnabel were subsequently elected to the Board by the Company’s stockholders at the 2018 through 2025 Annual Meetings and are standing for re-election to the Board at the Annual Meeting.

The following nine nominees have been recommended by the Board. It is the intention of the persons named as proxies in the enclosed proxy card to vote the shares covered thereby FOR the election of the nine persons named below, unless a proxy card received by them contains contrary instructions:

Director Nominees

Jeffrey Siegel is Chairman of the Board and has held this position since June 2001. Mr. Siegel served the Company in various capacities and has been a director of the Company since 1967. Mr. Siegel held the position of President from December 1999 to 2013, the position of Chief Executive Officer from December 2000 to March 2018 and the position of Executive Chairman from March 2018 until March 31, 2023. Mr. Siegel is the father of Daniel Siegel, the Company’s President and a director nominee.

Robert B. Kay is our Chief Executive Officer and has served in such role since the consummation of the Filament Acquisition in March 2018. Mr. Kay previously served as the Chairman and Chief Executive Officer of Filament from 2012 to 2018. Mr. Kay began his career at Deloitte & Touche where he spent six years as a management consultant. From 1993 until 1998, he served as the Senior Vice President and Chief Financial Officer of Oxford Resources Corp., a Nasdaq-listed consumer finance company. From 1999 to 2005, Mr. Kay was President and Chief Executive Officer of Key Components, Inc., a diversified industrial company. In 2006, Mr. Kay joined Kaz, Inc. as Executive Chairman until the company was sold to a publicly traded strategic buyer in 2010. Since 2005, Mr. Kay has been a member of the operating partner network of Centre Partners Management LLC, which, through its affiliates, beneficially owns a majority of the capital stock of Taylor Parent, LLC. Mr. Kay also serves on the board of Nearly Natural, LLC, a private portfolio company of Centre Partners Management LLC.

Jeffrey H. Evans is the Chief Commercial Officer for the Reebok brand at Galaxy Employee Corporation. Prior to that, Mr. Evans was the President/Chief Merchandising officer of At Home, a $2 billion home décor retailer, and also served in the Office of the CEO role in partnership with the COO and CFO, from 2023-2024. Before joining At Home, Mr. Evans spent 16 years with Walmart, from 2006-2022, where he held leadership roles in the Walmart US and Sam’s Club divisions, as Executive Vice President of Electronics, Toys and Seasonal for Walmart US from 2020 to 2022 and as Senior Vice President and General Merchandise manager for home/apparel categories for Walmart US from 2012-2020. Prior to his tenure at Walmart, Jeff began his career at Filene’s Department stores. Mr. Evans holds a BA in Finance from Ithaca College.

Rachael A. Jarosh most recently served as President and Chief Executive Officer of Enactus, a global experiential learning platform for emerging social entrepreneurs building pre-seed to early-stage businesses. Prior, Ms. Jarosh served as President of the foundation and led global communications for Pentair plc, and held various roles at RBC Dain Rauscher, Supervalu, Inc. (now UNFI), and Carmichael Lynch Spong. She began her career as an attorney in 1993. She serves as Chair of the Board for the United Nations High Commission for Refugees.

Cherrie Nanninga has been a partner of Real Estate Solutions Group, LLC, a privately-held real estate consulting firm, since May 2014 and prior to that was the Chief Operating Officer of the New York Tri-State Region of CBRE, a commercial real estate firm, since 2002. For 23 years prior thereto, Ms. Nanninga was employed by The Port Authority of New York and New Jersey where she most recently served as Deputy Chief Financial Officer and Director of Real Estate.

Bruce G. Pollack is a Managing Partner of Centre Partners Management LLC, where he has been employed since 1991. Mr. Pollack began his career in the investment banking division of Becker Paribas Incorporated and Merrill Lynch Capital Markets. Mr. Pollack currently serves on the Board of Directors of Taylor Parent, LLC, Sabrosura Foods, LLC, Seafood Kitchen Holding, LLC, Nearly Natural, LLC, Golding Farms Foods, Inc., Midwest Mobility Solutions, Inc. and One World Fitness PFF, LLC, each a private portfolio company of Centre Partners Management LLC. Mr. Pollack previously served on the Boards of Directors of a number of companies including Taylor Precision Products, Inc. (until March 2018), Bellisio Foods, Inc., Bumble Bee Foods, L.P., KIK Corporation Holdings, Inc., Salton, Inc. and a number of other private companies. Mr. Pollack received a B.A. from Brandeis University.

Michael J. Regan is a retired certified public accountant. From 1996 to 2002, Mr. Regan was the Vice Chairman and Chief Administrative Officer of KPMG LLP, a leading independent public accounting firm, and he was the lead audit partner for many Fortune 500 companies during his 40-year tenure with KPMG (1962 to 2002). The Board has determined that Mr. Regan is an “Audit Committee Financial Expert,” as defined by SEC rules.

Michael Schnabel is a Senior Partner of Centre Partners Management LLC. Mr. Schnabel joined Centre Partners Management LLC in 2002. Prior to joining Centre Partners Management LLC, he served as Director of Finance at OmniSky Corporation after having worked in Donaldson, Lufkin & Jenrette Securities Corp.’s investment banking department. Mr. Schnabel currently serves on the Board of Directors of Taylor Parent, LLC, Covenant Care, LLC, Nearly Natural, LLC, Sun Orchard, Inc., Sabrosura Foods, LLC, KNS International, LLC and Seafood Kitchen Holding, LLC, each of which is either a private portfolio company of Centre Partners Management LLC or a subsidiary of the Company. He previously served on the Board of Directors of ActionEmco Acquisition, LLC, Bellisio Foods, Inc., Bradford Health Services, LLC, Captain D’s, LLC, CDSI Holding Company, Inc., Group Dekko Holdings, Inc., Stonewall Kitchen LLC and Uno Restaurant Holdings Corp. Mr. Schnabel received a B.S. from Duke University.

Daniel Siegel is our President and has held this position since 2013. Mr. D. Siegel has served the Company in various positions of increasing responsibility since 1992. Mr. D. Siegel held the positions of Executive Vice President of Sales from 2006 to 2008, Executive Vice President of Corporate Invention Strategies from 2008 to 2010 and was an Executive Vice President from 2010 to 2013. Mr. D. Siegel is the son of Jeffrey Siegel, Chairman of our Board.

Key Qualifications of Director Nominees

The following chart sets forth the specific experience, qualifications, attributes or skills that led to the Board’s determination that each director nominee is qualified to serve on the Board. Because it is a summary, it does not include all of the skills, experiences, and qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a director does not possess it. All of our directors exhibit high integrity, an appreciation for a range of interdisciplinary backgrounds and thought, innovative thinking, a proven record of success, and deep knowledge of corporate governance requirements and best practices.

Nominee	Key Qualifications

Jeffrey Siegel

Served as our Executive Chairman until his transition to Chairman of the Board in 2023; extensive knowledge of our strategy, operations and financial position and of the housewares and retail industries.

Robert B. Kay	Serves as our Chief Executive Officer; distinguished career as the Chief Executive Officer in the housewares industry; experience gained in leadership positions in various industries.

Jeffrey H. Evans

Extensive experience in management positions across different retail formats; deep knowledge in ecommerce and merchandising over a wide-range of businesses; consistent track record of building brands with strength in sourcing and product development; skilled in talent and organizational management.

Rachael A. Jarosh

Strong background in communications, finance and general management with deep knowledge of private sector ESG matters; strong legal experience as counsel in corporate practice and in private practice, and knowledge of investment banking with a background in investment research and banking at a large bank.

Cherrie Nanninga

Extensive experience as a financial and operations executive; experience as Deputy Chief Financial Officer of a large public sector organization and Chief Operating Officer of a large division of a multinational company; knowledge of the Company and the housewares industry through board service.

Bruce G. Pollack	Extensive investment banking and private equity experience; board of director leadership experience through portfolio companies of Centre Partners Management LLC.

Michael J. Regan

Notable career with extensive public company board experience; experience as an audit partner in a large international accounting firm; financial, business and strategic acumen and knowledge of the retail and consumer products industries.

Michael Schnabel	Extensive investment banking and private equity experience; board of director leadership experience through portfolio companies of Centre Partners Management LLC.

Daniel Siegel

Serves as our President; extensive knowledge of our strategy, operations and financial position; experience with product development and innovation, sales and marketing and knowledge of the housewares and retail industries.

Each of the nominees has consented to being named in this Proxy Statement and to serve on the Board if elected. We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, should any of the foregoing nominees become unavailable for any reason, the persons named as proxies in the enclosed proxy card intend to vote for such other person or persons as the Board may nominate.

Our director nominees are highly qualified and, as a group, embody an effective and robust mix of skills and experience, as shown in the matrix below.

Skills Matrix

	J. Evans	R. Jarosh	R. Kay	C. Nanninga	B. Pollack	M. Regan	M. Schnabel	D. Siegel	J. Siegel

Knowledge, Skills and Experience

Public Company Board Experience		X	X	X	X	X	X		X

Financial Literacy	X	X	X	X	X	X	X	X	X

Risk Management	X		X	X	X	X	X		X

Accounting					X	X	X		X

Corporate Governance		X		X	X	X	X		X

Legal/Regulatory				X

Human Capital/Compensation	X	X	X	X	X	X	X	X	X

Executive Experience	X	X	X	X	X	X	X	X	X

Strategic Planning/Oversight	X	X	X	X	X	X	X	X	X

Mergers and Acquisitions			X	X	X	X	X	X	X

Housewares/Retail Industry	X	X	X	X	X	X	X	X	X

Our Board unanimously recommends that stockholders vote FOR

the election of each of the nominated directors.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of each of our executive officers as of April 24, 2026.

Name	Age	Positions/Offices with Company

Robert B. Kay	64	Director and Chief Executive Officer

Daniel Siegel	56	President

Laurence Winoker	70	Executive Vice President, Treasurer and Chief Financial Officer

EXECUTIVE OFFICER BACKGROUNDS

See Election of Directors for the biography of Mr. Kay and Mr. D. Siegel.

All of our officers are elected annually by our Board, hold office at the pleasure of the Board and serve until their successors are duly elected and qualified. Certain officers are executives of the Company for a contractual term pursuant to employment agreements. See the Compensation Discussion and Analysis section for summarized terms of these agreements.

Laurence Winoker is the Company’s Executive Vice President, Treasurer and Chief Financial Officer. Previously, Mr. Winoker held the position of Senior Vice President, Finance, Treasurer and Chief Financial Officer since July 2007. Prior thereto, Mr. Winoker was Senior Vice President, Controller and Treasurer of MacAndrews & Forbes Holdings Inc., a holding company with controlling interests in a diversified portfolio of public and private companies including Revlon, Inc. Mr. Winoker was Senior Vice President, Treasurer and Controller of Revlon, Inc. from 1999 to 2003.

CORPORATE GOVERNANCE

BOARD INDEPENDENCE
Our Board is currently composed of ten directors, eight of whom are independent of the Company. Our Board has determined that six of our nine director nominees, Jeffrey H. Evans, Rachael A. Jarosh, Cherrie Nanninga, Bruce G. Pollack, Michael J. Regan and Michael Schnabel, are independent directors under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Under the Nasdaq rules, Jeffrey Siegel is not considered to be an independent director as certain relatives of Jeffrey Siegel are employed by us. Robert B. Kay and Daniel Siegel are our employees and are not considered to be independent directors.
BOARD LEADERSHIP STRUCTURE
Jeffrey Siegel
serves as Chairman of our Board. Mr. Siegel has served the Company in various capacities and has been one of our directors since 1967. Mr. Siegel provides effective leadership and guidance as our Chairman of the Board in the development and pursuit of our strategic goals, recognition of business opportunities that present themselves and oversight of our risk profile. As stated above, Jeffrey Siegel does not meet the definition of an independent director under the Nasdaq rules.
The Board does not have a policy regarding the separation of the roles of Chairman and Chief Executive Officer and believes that it is in the best interest of the Company and its stockholders for the Board to periodically evaluate and assess whether or not to separate the roles of Chairman and Chief Executive Officer based upon the circumstances presently facing the Company. The Board has determined that separating the roles of Chairman and Chief Executive Officer is the most effective leadership structure for the Company at this time, as this structure permits Mr. Kay to focus on the day-to-day
operations of the Company, while Mr. Siegel provides leadership of the Board, thus fostering clear accountability, effective decision making and alignment of corporate strategies.
Furthermore, given Mr. Siegel’s prior role as Executive Chairman, our Board believed that it was appropriate and in the best interests of the Company and its stockholders to have a lead independent director during 2025.
Michael J. Regan
serves as our lead independent director and was appointed to this role in 2023. The duties of the lead independent director include:

●	Chairing meetings of our Board at which the Chairman of our Board is not present;
●
Reviewing the agenda approved by the Chairman of our Board for Board meetings and, with input from the other independent directors, suggesting to the Chairman of our Board additional agenda items for Board meetings, as well as the substance and timeliness of information to be sent to the members of our Board in connection with Board meetings and in between Board meetings;

●	Reviewing with the Chairman of our Board the schedule for meetings of our Board to help assure that there is sufficient time allocated for discussion of all agenda items;
●	Maintaining constant communication with the Chairman of our Board between meetings of our Board;
●	Collaborating with and acting as a resource for, and counsel to, the Chairman of our Board;
●	Chairing meetings of the independent directors;
●	Reviewing with the Chairman of our Board the schedule for meetings of the independent directors and, with input from the other independent directors, setting the agenda for such meetings;
●	Reviewing with the Chairman of our Board after meetings of the independent directors matters discussed by the independent directors at such meetings;
●
Facilitating communication and serving as the principal liaison on Board-related issues between the Chairman of our Board and the independent directors. Notwithstanding the foregoing, each director is free to communicate directly with the Chairman of our Board, other directors and senior management;

●
Authorizing the retention of independent legal advisors, and other independent consultants and advisors, as necessary, to advise the independent directors on issues related to the independent directors. Such advisors and consultants shall work with and under the direction of the lead independent director and report directly to the independent directors with respect to such issues; and

●	At least annually, reviewing with the other independent directors and with the Chairman of our Board the duties and responsibilities of the lead independent director.

Our independent directors, and our governance practices, provide effective and independent oversight of management. The independent directors meet in regularly scheduled executive sessions, the results of which are discussed by the lead independent director with the Chief Executive Officer.
STOCK OWNERSHIP GUIDELINES
Our Board has adopted stock ownership guidelines applicable to our directors. Under these guidelines, a director must, on or prior to the deadline, own shares of our stock with a value in an amount equal to or in excess of three times the non-employee
director annual cash retainer. The deadline is five years after the director’s election or appointment to our Board. For the purpose of stock ownership guidelines, unexercised stock options are not considered in calculating stock ownership but restricted shares are included at the time the restriction lapses.
Our Board has also adopted stock ownership guidelines for our executive officers, which are intended to align their long-term interests with those of our stockholders and encourage a long-term focus in managing our Company. The requirements for executive officers are expressed as a multiple of base salary. The Chief Executive Officer is required to maintain a minimum ownership of three times his base salary. All other executive officers are required to maintain a minimum ownership of one times their base salary. The executive officers need to achieve the requirements within five years. Compliance with the guidelines will be determined based on the then-current base salary. For purposes of the stock ownership guidelines, the following forms of equity holdings qualify: (1) direct ownership of shares (e.g., shares purchased on the open market or upon the exercise of stock options and restricted stock that shall have vested); (2) indirect ownership of shares (e.g., shares held in trusts for the benefit of the named executive officer or his/her immediate family members or shares held by family members that reside in the same household as the named executive officer); and (3) restricted stock and performance shares that shall have vested: (i) upon the achievement of performance goals established by the Board or a Committee of the Board; or (ii) over a period of time. All directors and executive officers have satisfied, or are on track to satisfy within the five-year grace period, the Board’s stock ownership guidelines.
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION
The Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments to its executive officers, but does grant stock options to certain
non-U.S.
employees. The Company does not have any program, plan or obligation that requires us to grant equity awards on specified dates, although the Compensation Committee generally makes annual equity grants in or around March of each year. Additionally, our executive officers do not choose the grant date for their individual equity grants; instead, the grant date generally ties to the date of the meeting during which the Compensation Committee approves such award. We also may make equity awards at other times during the year for new hires or for other reasons, including, for example, a job promotion. We do not time our equity award grants, including stock options, to take advantage of the release of earnings or other major announcements by us or market conditions.
In the event the Compensation Committee determines to grant new awards of stock options to our executive officers, the Board and the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.

ANTI-HEDGING POLICY
We have a policy with respect to hedging in the Company’s securities that is contained in our Insider Trading Policy (the “Insider Trading Policy”). In this regard, we prohibit any covered persons, including our directors and executive officers from engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of our securities.
INSIDER TRADING POLICY
We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations with respect to the purchase, sale and/or other dispositions of the Company’s securities, as well as the applicable rules and regulations of Nasdaq. A copy of the Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.
CLAWBACK POLICY
Our Board, upon the recommendation of the Compensation Committee, adopted a compensation recoupment policy (the “Clawback Policy”), which is effective for certain incentive-based compensation received by our current or former executive officers on or after October 2, 2023, and is consistent with the requirements of the SEC’s final compensation clawback rules under the Dodd-Frank Act and the Nasdaq listing standards. The Clawback Policy requires recoupment of such incentive-based compensation in the event the Company is required to restate its financial results due to the Company’s material non-compliance
with any financial reporting requirement under the federal securities laws as required by the Dodd-Frank Act and corresponding Nasdaq listing standards. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement. The Clawback Policy is filed as Exhibit 97.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.
BOARD OVERSIGHT OF RISK
Our Board bears the responsibility for maintaining oversight over our exposure to risk. Our Board, itself and through its committees, meets with various members of management regularly and discusses our material risk exposures, the potential impact on us and the efforts of management it deems appropriate to deal with the risks that are identified. The Audit Committee considers our risk assessment and risk management practices including those relating to regulatory risks, financial liquidity and accounting risk exposure, reserves and our internal controls. The Nominating and Governance Committee considers the risks associated with our corporate governance principles and procedures with the guidance of corporate and outside counsel. Our Compensation Committee, in connection with the performance of its duties, considers risks associated with our compensation programs.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics, which applies to all of our employees (including executive officers) and our directors.
A copy of our Code of Business Conduct and Ethics can be found on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations. We intend to post any amendments to or waivers from our Code of Business Conduct and Ethics that apply to our executive officers on our website.
BOARD AND COMMITTEE MEETINGS; ATTENDANCE
All of our directors who served as directors at the time virtually attended our 2025 Annual Meeting of Stockholders. Directors are expected, but not required, to attend the Annual Meeting. Our Board holds meetings on at least a quarterly basis and more often, if necessary, to fulfill its responsibilities. Our Board held eight regularly scheduled meetings during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each director attended 75% or more of the total number of meetings of the Board and his or her respective committees (for the period that such director served on the Board and/or committee during 2025).
The independent directors meet at regularly scheduled executive sessions without members of management present.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

Stockholders and other interested parties who wish to communicate with members of our Board, including the independent directors, individually or as a group, may send correspondence to them care of the Corporate Secretary at our principal office, 1000 Stewart Avenue, Garden City, New York 11530. Alternatively, the directors may be contacted via e-mail at BoardofDirectors@lifetimebrands.com. All such communications will be relayed to the members of our Board generally or individually, as specified.

BOARD NOMINATION PROCESS

Our Board nominates candidates to serve as directors based on recommendations of the Board’s Nominating and Governance Committee.

Our Nominating and Governance Committee’s procedures for identifying and evaluating candidates include requests for candidate recommendations from within the housewares industry and from outside independent professional advisors, as the case may be. In selecting a director nominee, our Nominating and Governance Committee focuses on skills, expertise and backgrounds that would complement those of the existing members of our Board, recognizing the nature of our business.

NOMINATING AND GOVERNANCE COMMITTEE

Our Nominating and Governance Committee is composed of four of our independent directors. The current members are Michael J. Regan (Chair), Rachael A. Jarosh, Cherrie Nanninga, and Bruce G. Pollack. The Nominating and Governance Committee held six meetings in 2025.

Our Nominating and Governance Committee has the following responsibilities:

●

To evaluate the qualifications of candidates for Board membership and, following consultation with the Chief Executive Officer and Chairman, recommend to our Board nominees for open or newly created director positions;

●

To consider nominees recommended by stockholders as long as such recommendations are received at least 120 calendar days prior to the one-year anniversary date of the immediately preceding year’s annual meeting of stockholders;

●

To periodically review the composition of our Board to determine whether it may be appropriate to add or subtract individuals with different backgrounds or skill sets from those already on our Board, and submit to our Board on an annual basis a report summarizing its conclusions regarding these matters;

●	To develop and make recommendations to our Board regarding governance principles applicable to us;
●	To periodically assess the structure and operations of the committees of our Board;
●	To develop and recommend to the Board corporate governance guidelines and to review such guidelines periodically;
●	To develop and recommend procedures for the evaluation and self-evaluation of our Board and its committees and to oversee the evaluation process;
●	To perform an evaluation of the committee’s performance periodically; and
●	To perform such other duties as our Board may assign to the committee.

Our Nominating and Governance Committee charter is available on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

PROCESS FOR STOCKHOLDERS TO RECOMMEND DIRECTOR NOMINEES

Our Board, through our Nominating and Governance Committee, will consider nominees recommended by stockholders as long as, consistent with our Nominating and Governance Committee charter, such recommendations are timely received in accordance with the Company’s By-Laws, as may be amended from time to time. A stockholder wishing to recommend a candidate must submit the following documents to the Corporate Secretary, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530, not less than 120 calendar days prior to the one-year anniversary date of the immediately preceding year’s annual meeting of stockholders:

●	A recommendation that identifies the candidate and provides contact information for that candidate;
●	The written consent of the candidate to serve as a director of the Company, if elected; and
●

If the candidate is to be evaluated by the Nominating and Governance Committee, the Corporate Secretary will request from the candidate a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check.

The Nominating and Governance Committee evaluates all candidates based on the same criteria, regardless of who recommended the candidate.

AUDIT COMMITTEE

Our Audit Committee is composed of four directors, each of whom is independent, as required by the Audit Committee charter, the Exchange Act, the Nasdaq listing rules and the SEC rules. The current members are Michael J. Regan (Chair), Michael Schnabel, Craig Phillips and Jeffrey H. Evans. Our Board has determined that Michael J. Regan is an “Audit Committee Financial Expert,” as defined by the SEC rules. The Audit Committee held four meetings during 2025.

Our Audit Committee, among other things:

●	Considers the qualifications of and appoints and oversees the activities of our independent registered public accounting firm, i.e., our independent auditor;
●	Reviews with the independent auditor any audit problems or difficulties encountered in the course of audit work;
●	Preapproves all audit and non-audit services provided by the independent auditor;
●	Discusses with the internal auditors and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation;
●

Reviews our financial statements and reports and meets with management and the independent auditor to review, discuss and approve our financial statements, ensuring the completeness and clarity of the disclosures in the financial statements;

●	Monitors compliance with our internal controls, policies, procedures and practices;
●

Reviews management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent auditor’s report on the effectiveness of internal control over financial reporting;

●	Reviews the performance of our internal audit function and approves our Internal Audit Department’s annual audit plan and all major changes to the plan;
●	Discusses our policies on risk assessment and risk management, our major financial risk exposures and the steps management has taken to monitor and control such exposures;
●	Reviews our compliance and ethics programs, including legal and regulatory requirements, and reviews with management our periodic evaluation of the effectiveness of such programs;
●	Reviews and approves related-party transactions; and
●	Undertakes such other activities as our Board from time to time may delegate to it.

Our Audit Committee charter is available on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

COMPENSATION COMMITTEE

Our Compensation Committee is composed of three directors, each of whom is independent. The current members are Cherrie Nanninga (Chair), Rachael A. Jarosh, and Bruce G. Pollack. Our Compensation Committee held six meetings in 2025.

Our Compensation Committee advises our Board with respect to our compensation practices and administers our Amended and Restated 2000 Incentive Bonus Compensation Plan and our Amended and Restated 2000 Long-Term Incentive Plan.

The principal duties and responsibilities of our Compensation Committee include:

●	Reviewing and approving compensation principles that apply generally to our executive officers;
●

Establishing and reviewing corporate goals and objectives relevant to the compensation of the Chief Executive Officer and evaluating his performance in light of the established goals and objectives and approving his annual compensation;

●

Reviewing, based primarily on the evaluations and recommendations of the Chief Executive Officer, the performance of the other executive officers and in light of established goals and objectives, approving their annual compensation;

●	Reviewing the compensation of the Board and recommending changes, as appropriate, to the Board;
●	Overseeing our compliance with the requirements under the Nasdaq Stock Market Rules, with respect to our long-term incentive compensation plans;
●	Overseeing and monitoring compliance with the Company’s policies with respect to the recovery or “clawback” of compensation; and
●	Reviewing and discussing compensation programs that may create incentives that can affect our risk and management of that risk.

The Compensation Committee may delegate any of its responsibilities to one or more subcommittees, each of which shall be composed of two or more members, as the Compensation Committee may deem appropriate.

Our Compensation Committee charter is available on our website, www.lifetimebrands.com, in the Corporate Governance subsection under Investor Relations.

EXECUTIVE COMMITTEE

Our Executive Committee is composed of three directors. The current members are Jeffrey Siegel (Chair), Michael J. Regan and Robert B. Kay. Our Executive Committee held no meetings in 2025.

Our Executive Committee was formed in 2016, at the recommendation of the Nominating and Governance Committee, for authorizing the opening and closing of bank accounts for the Company and other matters delegated by the Board of Directors to the Executive Committee.

EXECUTIVE SESSIONS

The independent directors meet at regularly scheduled executive sessions without members of management present.

DIRECTOR COMPENSATION

Fees paid to our non-employee directors are based on the following schedule. However, in June 2025, in connection with certain cost reduction efforts undertaken by the Company following the changes in U.S. trade policy and resulting tariffs, the Board agreed to reduce the unpaid portion of their annual cash retainer awards set forth in the following schedule by 10% effective for the period beginning on June 18, 2025 and ending on December 31, 2025. Additionally, the Company reimbursed directors approximately $14,000 for reasonable and customary travel and related expenses in connection with attending Board and committee meetings and related business activities.

Board of Directors Annual Retainer (Effective January 1, 2025 through June 18, 2025)

Cash (1)	$60,000

Restricted Common Stock	$105,000

Total	$165,000

Committee Chair Annual Cash Retainer

Chair of Audit or Compensation Committee (1)	$20,000

Chair of Nominating/Governance or Committee (1)	$10,000

Committee Member Annual Cash Retainer (1)	$2,000

Lead Independent Director Annual Cash Retainer (1)	$30,000

Chairman Annual Cash Retainer (1)	$50,000

Cash Fee for Each Meeting Attended

Board Meeting	$2,000

Committee Meeting	$500

DIRECTOR COMPENSATION TABLE

The following table sets forth compensation paid to our non-employee directors for 2025.

Name	Fees earned or paid in cash	Stock awards (2) (3)	All Other Compensation	Total

Jeffrey Siegel	$123,400	$105,000	$—	$228,400

Jeffrey H. Evans (4)	71,633	148,721	—	220,355

Rachael A. Jarosh	83,800	105,000	—	188,800

Cherrie Nanninga	99,900	105,000	—	204,900

Craig Phillips	76,900	105,000	—	181,900

Veronique Gabai-Pinsky	81,500	105,000	—	186,500

Bruce G. Pollack	82,800	105,000	—	187,800

Michael J. Regan	135,000	105,000	—	240,000

Michael Schnabel	76,900	105,000	—	181,900

Note:

(1)

Actual amounts, as reflected in the Director Compensation Table for 2025, paid to each non-employee director during the period beginning on June 18, 2025 and ending on December 31, 2025 were reduced by 10% as described above in connection with certain cost reduction efforts undertaken by the Company.

(2)

Represents the aggregate grant date fair value of the awards as determined under Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity, recognized by the Company for awards granted during 2025. For information, including assumptions, regarding the valuation of these awards refer to Note 9 to the Company’s Consolidated Financial Statements for the year ended December 31, 2025 included in the 2025 Annual Report, and the Company’s discussion of Significant Accounting Policies under the heading “Share-based compensation” included on page F-12 of the 2025 Annual Report.

(3)	Consists of restricted stock awards valued at the closing market price of the Company’s common stock on the date of grant.

(4)	Mr. Evans’s stock awards include an initial award made in connection with Mr. Evan’s commencement of Board service, as well as the annual award made to directors on June 18, 2025.

The following table sets forth the aggregate number of restricted shares of our common stock and shares of our common stock issuable upon the exercise of stock options held by each non-employee director at December 31, 2025.

Name	Restricted shares	Vested stock options	Unvested stock options

Jeffrey Siegel (1)	27,777	75,000	—

Jeffrey H. Evans (1)(2)	34,921	—	—

Rachael A. Jarosh (1)	27,777	—	—

Cherrie Nanninga (1)	27,777	—	—

Craig Phillips (1)	27,777	—	—

Veronique Gabai-Pinsky (1)	27,777	—	—

Bruce G. Pollack (1)	27,777	—	—

Michael J. Regan (1)	27,777	—	—

Michael Schnabel (1)	27,777	—	—

Note:

(1)	27,777 restricted shares were granted to each of our directors on June 18, 2025 and fully vest on June 18, 2026.

(2)	7,144 restricted shares were granted to Mr. Evans on January 17, 2025 and fully vested on January 17, 2026.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

About Our Business

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. We offer brands you trust, value without compromise and an unwavering commitment to innovation. Our products make it easier for you to prepare food, serve meals, entertain guests, and decorate your home.

We market products under well-known kitchenware brands, including Farberware, KitchenAid, Sabatier, Amco Houseworks, Chef’n, Chicago Metallic, Copco, Fred & Friends, Houdini, KitchenCraft, Kamenstein, MasterClass, Misto, Swing-A-Way, Taylor Kitchen, Rabbit and Dolly; respected tableware and giftware brands, including Mikasa, Pfaltzgraff, Fitz and Floyd, Empire Silver, Gorham, International Silver, Towle Silversmiths, Wallace, Wilton Armetale, V&A, Royal Botanic Gardens Kew, Year & Day, Dolly, Royal Leerdam, and ONIS; and valued home solutions brands, including BUILT NY, S’well, Taylor Bath, Taylor Weather, Planet Box, and Dolly. We also provide exclusive private label products to leading retailers worldwide.

Our products can be found in mass market merchants, specialty stores, department stores, warehouse clubs, grocery stores, off-price retailers, dollar channel retailers, food service distributors, food and beverage outlets, corporate sales and e-commerce retailers and marketplaces, as well as our branded websites.

Our Executives

Our named executive officers (“NEOs”) for 2025 are:

●	Robert B. Kay, Chief Executive Officer and Director
●	Daniel Siegel, President
●	Laurence Winoker, Executive Vice President, Treasurer and Chief Financial Officer

2025 Performance

The Company’s financial results for 2025 included the following:

•	Net sales were $647.9 million in 2025, as compared to net sales of $683.0 million in 2024.

•	Adjusted income from operations(1) was $37.9 million in 2025, as compared to $44.7 million in 2024.

•	Net loss was $(26.9) million in 2025, as compared to net loss of $(15.2) million in 2024.

•	Adjusted net income(1) was $17.6 million in 2025, as compared to $12.6 million in 2024.

•	Adjusted EBITDA(1) was $50.8 million in 2025, as compared to $55.4 million in 2024.

(1) These amounts represent non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measure is included in Appendix A to this Proxy Statement.

2025 Pay Outcomes

Consistent with the Company’s pay-for-performance philosophy, in light of the challenging performance experienced by the Company in 2025, no annual bonuses were paid to our named executive officers for 2025, no performance shares were earned for the 2023-2025 performance cycle, and our named executive officers’ base salaries were temporarily reduced in 2025.

Say-On-Pay

In 2025, our Board provided stockholders with the opportunity to cast an advisory vote on executive compensation. At our most recent Annual Meeting of Stockholders held on June 18, 2025, approximately 85% of the votes cast approved, on an advisory basis, the compensation of our NEOs. Although these votes were non-binding and advisory, our Compensation Committee believes that the outcome affirms stockholder support of our approach to executive compensation. Based on the 2025 Say-on-Pay vote results, the Compensation Committee determined that no specific changes would be made to the executive compensation program, however, the Compensation Committee will continue to evaluate the Company’s executive compensation programs; taking into account stockholder feedback.

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our compensation philosophy has historically been to attract, reward and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals. A number of key objectives guide management and our Compensation Committee in determining compensation for hiring, motivating, rewarding and retaining executive officers who create both short-term and long-term stockholder value, including:

●	A significant amount of compensation should be linked to measurable success in business performance;
●	Management’s interests should be aligned with those of the stockholders;
●	Both short-term and long-term financial and business objectives should be incentivizing; and
●

Compensation should be set at levels that will be competitive with the compensation offered by those companies against whom we compete for executive talent so that we are able to attract and retain experienced executives.

In an effort to balance the need to retain talent and motivate executives to achieve superior performance, we have adopted a compensation program that contains both fixed and variable elements of compensation. Our goal is to reward executives with compensation measures and performance targets that are aligned with our short-term and long-term financial goals yet do not promote excessive risk-taking.

The elements of our total executive compensation program include base salary, annual cash bonus, and stock incentives that consist of restricted stock and performance-based deferred stock, which we refer to as performance shares. Our Compensation Committee uses its judgment in allocating compensation between long- and short-term incentives and cash and non-cash components. Although long-term incentives are considered to be of great significance in aligning performance with stockholder interests, they have traditionally been a smaller component of aggregate compensation.

Based on 2025 target compensation, long-term incentives for our Chief Executive Officer comprised 48% of his total compensation for 2025, with 24% attributable to restricted stock and 24% attributable to performance shares, while total “at-risk” compensation comprised approximately 75% of his total compensation, with 27% attributable to annual bonus in addition to the 48% attributable to equity-based compensation. Long-term incentives for all other NEOs comprised 16% of their total compensation for 2025, with 8% attributable to restricted stock and 8% attributable to performance shares, while total “at risk” compensation comprised of 57% of their total compensation for 2025, with 41% attributable to annual bonus in addition to the 16% attributable to equity-based compensation. We used Adjusted EBITDA, which is a non-GAAP measure, as a performance metric for both our annual cash bonus program and long-term equity grants because it is an objective and quantifiable measurement of our financial performance, and reflects how we externally report our financial results. For more information on our use of Adjusted EBITDA in our executive compensation program, please see below under “Elements of Compensation – Annual Bonuses” and “ – Equity Compensation.” Additionally, refer to Appendix A for a reconciliation of the Company’s net loss (the most directly comparable GAAP measure) to Adjusted EBITDA.

ROLE OF COMPENSATION COMMITTEE

Our Compensation Committee has the authority to review and approve compensation principles and practices that apply generally to our executives and senior employees. Our Compensation Committee reviews corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates his performance in light of the established goals and objectives and approves his annual compensation. Our Compensation Committee also reviews the corporate goals and objectives established by our Chief Executive Officer relevant to the compensation of all other executive officers and all direct reports of the Chief Executive Officer. Based primarily on the evaluations and recommendations of our Chief Executive Officer of the performance of such executive officers and direct reports in light of the established goals and objectives, our Compensation Committee approves the annual compensation of such executive officers and direct reports. It also reviews the evaluation process and compensation structure for the other members of our senior management and provides oversight regarding management’s decisions concerning the performance and compensation of such members of senior management. Our Compensation Committee takes into account and considers reports of its independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), as to the elements of compensation among our peer group of companies (discussed under Role of Compensation Consultant) and the proportion of each component relative to the total compensation.

ROLE OF COMPENSATION CONSULTANT

Our Compensation Committee has engaged Pearl Meyer as its independent outside compensation consultant to provide services related to executive and non-employee director compensation. Pearl Meyer does not provide other services unless approved by our Compensation Committee. In 2024, Pearl Meyer provided competitive data and a market analysis, which was used by our Compensation Committee in evaluating the 2025 compensation of our Chief Executive Officer and our non-employee directors. Pearl Meyer assists our Compensation Committee in its evaluation of our compensation philosophy and with the development of relevant metrics used by our Compensation Committee to assure internal pay equity and market parity. It also provides compensation data and information relative to our peer group.

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our Compensation Committee analyzed whether the services of Pearl Meyer could result in any conflicts of interest, giving consideration to the following factors:

●	Pearl Meyer does not provide any services to us other than as approved by our Compensation Committee;
●	The fees we paid amount to less than 1% of Pearl Meyer’s total revenue for the applicable period;
●	The policies and procedures of our Compensation Committee were designed to ensure independence;
●	Pearl Meyer does not have any business or personal relationship with any of our executive officers or any member of our Compensation Committee; and
●	Neither Pearl Meyer nor any of its consultants who provide services to our Compensation Committee own any of our stock.

Our Compensation Committee has determined that the services of Pearl Meyer, including the individual compensation advisors employed by it, have not created any conflicts of interest. On an annual basis, our Compensation Committee will continue to monitor the independence of its compensation consultant.

PEER GROUP DEVELOPMENT

Pearl Meyer developed a peer group of companies of comparable industry, size, and business operations for review and approval by our Compensation Committee. The peer companies were selected to represent companies in the household durables, leisure products, and textiles, apparel, and luxury goods industries that are within an appropriate size range to Lifetime Brands. Selected peers typically fall within revenue and market capitalization ranges of 0.5x – 2.5x and 0.25x – 4x Lifetime Brands, respectively. For fiscal 2025, the peer group used to inform compensation decisions was based on a peer group analysis completed by Pearl Meyer in late 2023 and which the Compensation Committee determined continues to be relevant and appropriate. The group is composed of the following companies:

●	Delta Apparel
●	Hamilton Beach Brands Holding Co.
●	Helen of Troy Limited
●	iRobot Corporation
●	JAKKS Pacific
●	Johnson Outdoors Inc.
●	Lands’ End, Inc.
●	Movado Group, Inc.
●	Oxford Industries, Inc.
●	Solo Brands
●	Superior Group of Companies
●	The Buckle, Inc.
●	Unifi, Inc.
●	Universal Electronics Inc.
●	Vera Bradley, Inc.
●	YETI Holdings, Inc.

Our Compensation Committee believes that the companies included in the peer group are the most comparable public companies; however, most of our direct competitors are either smaller, international or privately held. Our Compensation Committee considers the competitive data compiled by Pearl Meyer as reference points, but does not “benchmark” to specific pay levels when establishing goals and objectives relevant to our compensation policy.

ELEMENTS OF COMPENSATION

Base Salary

Salary is intended to compensate our executives for performance of core job responsibilities and duties. The amount and components of aggregate compensation for comparable positions in our peer group of companies were taken into account by our Compensation Committee in determining the base salaries of our NEOs. Except for the temporary reductions described below, the base salary for each NEO in 2025 remained unchanged from 2024, as follows:

Executive	2025 Base Salary	2024 Base Salary	% Increase (Decrease)
Robert Kay Chief Executive Officer	$1,000,000	$1,000,000	0%
Daniel Siegel President	$725,000	$725,000	0%

Laurence Winoker Executive Vice President, Treasurer and Chief Financial Officer	$460,000	$460,000	0%

We maintain employment agreements with each of our current NEOs, which agreements set forth the amount of base salary payable to Messrs. Kay, D. Siegel, and Winoker, which may be increased by the Company from time to time. Any base salary increases for Messrs. D. Siegel and Winoker are determined by the Chief Executive Officer, in consultation with our Compensation Committee, taking into consideration each executive’s roles and responsibilities within the Company, as well as the amount and components of aggregate compensation for comparable positions in our peer group of companies.

Changes to Salary for 2025

In connection with certain cost reduction efforts undertaken by the Company in light of the changes in U.S. trade policy and resulting tariffs, our NEOs voluntarily agreed to temporarily reduce their base salaries by 7.5%. These reductions were in effect during the period beginning on June 16, 2025 and ending on December 15, 2025. These temporary reductions did not apply to the calculation of any target annual bonus, which was calculated based on the base salary in effect prior to the reductions, and these reductions would not have impacted an NEO’s severance in the event of a termination event.

Annual Bonuses

Annual bonuses are intended to compensate NEOs for achievement of specific short-term performance goals for a specified performance period and are based on achievement of both a Company performance metric and individual performance goals. Bonuses are awarded pursuant to the Company’s Amended and Restated 2000 Incentive Bonus Compensation Plan and each NEO’s employment agreement. For 2025, our Compensation Committee determined that the Company performance metric applicable to annual bonuses would be based on Adjusted EBITDA (as defined below). Messrs. Kay, D. Siegel and Winoker were each eligible to receive annual bonuses for 2025.

For each NEO eligible to receive an annual bonus for 2025, the weighting for both of the Adjusted EBITDA and Individual Goal components are shown in the table below.

Executive	Adjusted EBITDA Weighting as a % of Target	Individual Goals Weighting as a % of Target
Robert Kay	78.0%	22.0%
Daniel Siegel	67.0%	33.0%
Laurence Winoker	67.0%	33.0%

Our Compensation Committee has determined that Adjusted EBITDA is an appropriate measure because the Company uses this financial measure in evaluating the Company’s ongoing financial results and trends. In addition, management uses this non-GAAP information as an indicator of business performance. It is also one of the measures used to calculate financial covenants required to be provided to the Company’s lenders pursuant to its debt agreements. The Compensation Committee notes that Adjusted EBITDA as used for compensation purposes may differ from the definition of Adjusted EBITDA used in the Company’s debt agreements, and such differences are described in Appendix A. In determining the use of Adjusted EBITDA as the Company performance metric, the Compensation Committee was also guided by the extent to which this metric is within the control of the respective NEOs.

Each NEO’s employment agreement provides for a target annual bonus based on Adjusted EBITDA (“Adjusted EBITDA Target Bonus”) and a target annual bonus based on individual goal achievement (“Individual Goal Target Bonus”).

The portion of the Adjusted EBITDA Target Bonus payable to each NEO for each year (the “Annual Adjusted EBITDA Performance Bonus”), if any, is based on an Annual Adjusted EBITDA Performance Table prepared by our Compensation Committee and the annual budget reviewed and approved by the Board and in accordance with the NEO’s employment agreement. The percentage of each NEO’s Annual Adjusted EBITDA Performance Bonus in the event of threshold, target, and maximum performance goal achievement is as follows:

Executive	Threshold Payout (% of Adjusted EBITDA Target Bonus Payout)	Target Payout (% of Adjusted EBITDA Target Bonus Payout)	Maximum Payout (% of Adjusted EBITDA Target Bonus Payout)
Robert Kay	50%	100%	200%
Daniel Siegel	50%	100%	150%
Laurence Winoker	50%	100%	200%

Each NEO is entitled to receive sliding scale payout percentages if Adjusted EBITDA achieved by the Company is between Adjusted EBITDA Performance Bonus levels. The Adjusted EBITDA Performance Bonus for any year will be zero if the Adjusted EBITDA achieved by the Company for such year is less than the threshold Adjusted EBITDA goal for such year, and in no event will an Annual Adjusted EBITDA Performance Bonus be more than 200% of the Adjusted EBITDA Target Bonus, in the case of Messrs. Kay and Winoker, and 150% of the Adjusted EBITDA Target Bonus in the case of Mr. D. Siegel.

The portion of the Individual Goal Target Bonus payable to each NEO for each year (the “Annual Individual Goal Bonus”), if any, is determined (i) in the case of Mr. Kay, based on his satisfaction of individual performance objectives set by our Compensation Committee, and (ii) in the cases of Messrs. D. Siegel and Winoker, based on their satisfaction of individual performance objectives set by Mr. Kay in consultation with our Compensation Committee. Each NEO’s employment agreement provides that: if an NEO satisfies 100% of such objectives, he is entitled to an Annual Individual Goal Bonus equal to 100% of the Individual Goal Target Bonus; if an NEO satisfies less than 100% of such objectives but at least 50% of such objectives, he is entitled to an Annual Individual Goal Bonus equal to at least 50% of the Individual Goal Target Bonus; and if an NEO meets less than 50% of such objectives, he is not entitled to receive any Annual Individual Goal Bonus. The individual goals established for each of the NEOs for 2025 are discussed below. At the end of the 2025 fiscal year, Mr. Kay prepared written materials for our Compensation Committee with his assessment of whether his individual goals were achieved during the year. Messrs. D. Siegel and Winoker prepared written materials for Mr. Kay, for presentation to and consultation with our Compensation Committee, with their assessments of whether their respective individual goals were achieved during the year. Our Compensation Committee reviewed these materials and assessed independently the extent to which their individual goals were achieved.

As set forth in the table below, we achieved an Adjusted EBITDA of $47.4 million for the 2025 fiscal year, which was below the threshold performance level of $48.3 million. Adjusted EBITDA for 2025, which is a non-GAAP measure, is equal to the Company’s adjusted earnings before interest (including mark to market loss on interest rate derivatives), income taxes, depreciation and amortization, adjusted to exclude goodwill impairment, gain on disposition of fixed assets, non-cash share based compensation expense, legal settlement gain, net, acquisition-related expenses, restructuring expenses, severance expense, and warehouse redesign expenses, as determined by the Company and derived from the Company’s audited financial statements. A reconciliation of the Company’s net loss (the most directly comparable GAAP measure) to Adjusted EBITDA is included in Appendix A.

2025 Annual Bonus Metric and Achievement
Financial Metric	Threshold Performance Level	Target Performance Level	Maximum Performance Level (D. Siegel and Winoker)	Maximum Performance Level (Kay)	Actual Performance Achieved	Payout % of Adjusted EBITDA Target Bonus (Kay)	Payout % of Adjusted EBITDA Target Bonus (D. Siegel)	Payout % of Adjusted EBITDA Target Bonus (Winoker)
Adjusted EBITDA	$48,300,000	$57,500,000	$66,700,000	$75,900,000	$47,351,000	0%	0%	0%

Mr. Kay’s individual goals for 2025 included: improving profitability in international operations, expanding distribution channels and new product launches in international markets; driving growth for the Mikasa hospitality business; developing a supply chain diversification plan; identifying transformational mergers and acquisitions opportunities for the Board’s review; executing the U.S. warehouse relocation plans; achieving growth for a key brand and developing new product lines. Our Compensation Committee evaluated Mr. Kay’s achievement of his individual goals and determined that 100% of the goals were met.

Mr. D. Siegel’s individual goals for 2025 included: realigning the sales organization to maximize efficiency and effectiveness; developing go-to-market strategies across U.S. divisions; optimizing the product design process; developing a strategy to address U.S. tariff policy changes; and enhancing the Company’s brand portfolio strategy. Our Chief Executive Officer, in consultation with our Compensation Committee, evaluated Mr. D. Siegel’s achievement of his individual goals and determined that 100% of the goals were met.

Mr. Winoker’s individual goals for 2025 included: maintaining adequate liquidity levels to address impacts of U.S. tariff policy changes on working capital, ensuring the effective integration of international finance functions to the U.S. finance organization, and developing the finance organization. Our Chief Executive Officer, in consultation with our Compensation Committee, evaluated Mr. Winoker’s achievement of his individual goals and determined that 100% of the goals were met.

Consistent with our pay for performance philosophy, the Board determined that, notwithstanding each NEO’s achievement of 100% of his individual goals for 2025, no annual bonuses would be paid in light of the Company’s 2025 Adjusted EBITDA performance.

Equity Compensation

Equity compensation is intended to incentivize and to promote alignment between our employees and our stockholders. Additionally, our performance shares reward NEOs if the Company achieves specified performance goals, and restricted stock incentivizes retention based on the period during which the restrictions lapse, which is typically four years.

Each NEO generally receives an annual equity grant in connection with annual performance reviews based on an assessment of such NEO’s individual performance and, where appropriate, the performance of such NEO’s business unit (division), as well as our overall performance and the dilutive effect of the equity awards.

Our annual equity compensation program generally consists of a mix of 50% time-based restricted stock awards and 50% performance shares. The time-based restricted stock vests 25% per year in four equal installments commencing on the first anniversary of the date of grant. The performance shares provide an opportunity for shares to be earned at the end of a three-year performance period if pre-established financial goals are met. These goals have been tailored to be challenging to achieve, so as to incentivize our NEOs to maximize their performance. Adjusted EBITDA was established as the performance metric for our performance shares granted in 2023, 2024 and 2025, each with a three-year performance period. The final number of shares earned pursuant to our performance shares granted in 2023 is dependent on the cumulative adjusted EBITDA results over the 2023 through 2025 performance period with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the target number of performance shares awarded on the grant date. For purposes of the performance shares granted in 2023, “Adjusted EBITDA” is defined as our consolidated earnings before interest (including mark to market gain/loss on interest rate derivatives), income taxes, depreciation and amortization, adjusted to exclude goodwill impairment, gain on disposition of fixed assets, equity in losses, net of tax, loss on equity securities, non-cash share based compensation expense, legal settlement gain, net, contingent consideration fair value adjustments, gain on extinguishments of debt, net, restructuring expenses, acquisition-related expenses, severance expense and warehouse redesign expenses. Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in Appendix A.

Our performance shares granted in 2023 for the three-year performance period that ended on December 31, 2025 resulted in the following percentage payouts:

Performance Metrics	Weight	Threshold (in thousands)	Target (in thousands)	Maximum (in thousands)	Actual (in thousands)	Performance Achievement Level Earned
Adjusted EBITDA	100%	$164,527	$195,866	$227,204	$160,030	Below Threshold

Because the performance metric for the three-year performance period fell below the defined threshold set by the Compensation Committee, no performance shares were earned as shown in the table below.

Executive	Performance Shares Target	Performance Shares Earned as a % of Target	Actual Performance Shares Earned
Robert Kay	75,000	—%	0
Daniel Siegel	17,500	—%	0
Laurence Winoker	11,000	—%	0

Other Compensation

We maintain a defined contribution 401(k) plan for all employees, including the NEOs. We also offer perquisites that we believe are customary and reasonable, such as limited Company-paid automobile expenses and, with respect to Mr. Kay, reimbursement or payment of certain insurance and professional expenses.

ACCOUNTING AND TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to any of the company’s chief executive officer and certain other executive officers in any taxable year. Although our Compensation Committee considers tax consequences as a factor when it makes compensation decisions, it retains the discretion and flexibility to make compensation decisions resulting in the grant of non-deductible compensation to the extent it deems that it is appropriate.

POLICY REGARDING RESTATEMENTS

Our Board, upon the recommendation of the Compensation Committee, adopted a compensation recoupment policy (the “Clawback Policy”), which is effective for certain incentive-based compensation received by our current or former executive officers on or after October 2, 2023, and is consistent with the requirements of the SEC’s final compensation clawback rules under the Dodd-Frank Act and the Nasdaq listing standards. The Clawback Policy requires recoupment of such incentive-based compensation in the event the Company is required to restate its financial results due to the Company’s material non-compliance with any financial reporting requirement under the federal securities laws as required by the Dodd-Frank Act and corresponding Nasdaq listing standards. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Proxy Statement.

This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee

Cherrie Nanninga – Chair

Rachael A. Jarosh

Bruce G. Pollack

COMPENSATION RISK MANAGEMENT

The Company has reviewed its compensation policies and practices and concluded that any risks arising from the Company’s policies, plans and programs are not reasonably likely to have a material adverse effect on the Company. Accordingly, no material adjustments were made to the Company’s compensation policies and practices as a result of its risk profile. The Company reviewed the elements of compensation to determine whether any portion of the compensation programs encouraged excessive risk-taking and concluded:

•	the allocation of compensation between cash compensation and equity compensation, combined with the vesting schedule under the equity plan, discourages short-term risk-taking; and
•

the approach to goal setting, setting of targets with payouts at multiple levels of performance, capping the amount of the Company’s incentive payouts, and the evaluation of performance results assist in mitigating excessive risk-taking.

To complement the existing risk-reducing features of the Company’s compensation policies and practices, the Company has stock ownership guidelines, an anti-hedging policy, an Insider Trading Policy and a Clawback Policy. The Compensation Committee will continue to monitor the Company’s compensation policies and practices to determine whether its risk management objectives are being met.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our NEOs.

Name, principal position	Year	Salary (1)	Non-Equity incentive plan compensation	Stock awards (2) (3)	All other compensation (4)	Total
Robert Kay	2025	$962,500	$—	$2,021,076	$54,875	$3,038,451
Chief Executive Officer	2024	1,000,000	998,667	1,854,400	54,875	3,907,942
	2023	983,462	835,100	888,000	53,675	2,760,237
Daniel Siegel President	2025	697,813	—	328,320	18,000	1,044,133
	2024	725,000	725,500	390,400	18,000	1,858,900
	2023	673,254	598,317	207,200	18,000	1,496,771
Laurence Winoker Executive Vice President, Treasurer and Chief Financial Officer	2025	442,750	—	138,510	12,000	593,260
	2024	460,000	306,900	244,000	12,000	1,022,900
	2023	446,250	226,200	130,240	12,000	814,690

Notes:

(1)

In 2025, each of our NEOs voluntarily took a temporary base salary reduction from June 16, 2025 until December 15, 2025 as part of certain cost reduction efforts in light of the changes in U.S. trade policy and resulting tariffs.

(2)

Represents the aggregate grant date fair value of the awards as determined under Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity, which was recognized by the Company for awards granted during 2025, 2024 and 2023. For information, including assumptions, regarding the valuation of these awards refer to Note 9 to the Company’s Consolidated Financial Statements for the year ended December 31, 2025 included in the 2025 Annual Report and the Company’s discussion of Significant Accounting Policies under the heading “Share-based compensation” included on page F-12 of the 2025 Annual Report.

(3)

The grant date fair value of the performance shares included in this column is the target payout based on the probable outcome of the performance-based conditions determined as of the grant date. The maximum potential payout of the performance-share awards is 150% of the target shares awarded on the grant date. The maximum value of the performance shares granted in 2025 determined as of the grant date would be as follows for each respective executive officer: Mr. Kay: $1,515,807, Mr. D. Siegel: $246,240, and Mr. Winoker: $103,883.

(4)	All Other Compensation includes the following:

Name	Year	Insurance reimbursement	Automobile related	Professional fees	Total all other compensation
Robert Kay	2025	$29,425	$18,000	$7,450	$54,875
	2024	29,425	18,000	7,450	54,875
	2023	29,425	18,000	6,250	53,675
Daniel Siegel	2025	—	18,000	—	18,000
	2024	—	18,000	—	18,000
	2023	—	18,000	—	18,000
Laurence Winoker	2025	—	12,000	—	12,000
	2024	—	12,000	—	12,000
	2023	—	12,000	—	12,000

NEO EMPLOYMENT AGREEMENTS DURING 2025

Robert B. Kay

During 2025, Robert B. Kay was employed by us as the Chief Executive Officer of the Company pursuant to an employment agreement with the Company, dated as of December 22, 2017, which became effective upon the closing of the Filament Acquisition on March 2, 2018 and was amended as of January 1, 2019, March 3, 2021, and March 2, 2023 (the “Kay Employment Agreement”).

The Kay Employment Agreement provides for a term through the third anniversary of the consummation of the Filament Acquisition, March 2, 2021, with automatic renewals for additional one-year periods, unless notice of non-renewal is provided by us or Mr. Kay. The Kay Employment Agreement currently provides for an annual base salary of $1,000,000 and an automobile allowance of up to $1,500 per month. The Kay Employment Agreement further provides for the reimbursement to Mr. Kay of up to a total of $40,000 during any calendar year for legal, financial and other professional services.

The Kay Employment Agreement provides Mr. Kay with the opportunity to receive an Annual Adjusted EBITDA Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Annual Bonuses.

The Kay Employment Agreement further provides for payments to Mr. Kay upon the termination of his employment under certain circumstances, as described under Potential Payments Upon Termination or Change of Control.

Daniel Siegel

During 2025, Daniel Siegel was employed by us as our President pursuant to an employment agreement dated as of November 8, 2017, effective as of January 1, 2018 and amended as of January 1, 2019, January 1, 2021, January 1, 2023, and November 1, 2023 (the “D. Siegel Employment Agreement”).

The D. Siegel Employment Agreement provides that the term of Mr. D. Siegel’s employment is through December 31, 2020, with automatic renewals for additional one-year periods unless notice of non-renewal is provided by us or Mr. D. Siegel. The D. Siegel Employment Agreement currently provides for an annual base salary of $725,000.

The D. Siegel Employment Agreement provides certain perquisites, including an automobile allowance of $1,500 per month. The D. Siegel Employment Agreement also entitles Mr. D. Siegel to receive an Annual Adjusted EBITDA Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Annual Bonuses.

The D. Siegel Employment Agreement further provides for payments to Mr. D. Siegel upon the termination of his employment under certain circumstances as described under Potential Payments Upon Termination or Change of Control.

Laurence Winoker

During 2025, Laurence Winoker was employed by us as Executive Vice President, Treasurer and Chief Financial Officer pursuant to an employment agreement, amended and restated as of September 10, 2015 and further amended as of November 8, 2017, January 1, 2019, August 1, 2022, January 1, 2023, and November 8, 2023 (the “Winoker Amended and Restated Employment Agreement”).

The Winoker Amended and Restated Employment Agreement provides for an annual base salary of $446,250, which was increased to $460,000, effective January 1, 2024.

The Winoker Amended and Restated Employment Agreement also provides for an Annual Adjusted EBITDA Performance Bonus and an Annual Individual Goal Bonus based on certain measurable objectives as described under Annual Bonuses and certain perquisites, including an automobile allowance of $1,000 per month.

The Winoker Amended and Restated Employment Agreement further provides for payments to Mr. Winoker upon the termination of his employment under certain circumstances as described under Potential Payments Upon Termination or Change of Control.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR ENDED DECEMBER 31, 2025

The following table sets forth information regarding grants of plan-based compensation to the NEOs during 2025.

Name	Grant date	Estimated possible payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: number of shares of stock (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($)	Grant date fair value of stock and option awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Robert Kay

Annual Incentive Plan		562,500	1,125,000	2,000,000

Restricted Shares	March 11, 2025							196,986 (3)			1,010,538

Performance Shares	March 11, 2025				147,740	196,986	295,479				1,010,538

Daniel Siegel

Annual Incentive Plan		407,813	815,625	1,087,500

Restricted Shares	March 11, 2025							32,000 (3)			164,160

Performance Shares	March 11, 2025				24,000	32,000	48,000				164,160

Laurence Winoker

Annual Incentive Plan		172,500	345,000	575,000

Restricted Shares	March 11, 2025							13,500 (3)			69,255

Performance Shares	March 11, 2025				10,125	13,500	20,250				69,255

Notes:

(1)	The threshold, target and maximum payouts disclosed in the table above include the Annual Adjusted EBITDA Performance Bonus and the Annual Individual Goal Bonus for each of the NEOs.
(2)

The threshold, target and maximum performance share amounts represent possible future payout of our common stock underlying performance shares granted in 2025. These awards will vest based on cumulative performance metrics over a three-year performance period (January 1, 2025 through December 31, 2027), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the target number of performance shares granted. If the minimum performance goals are not met at the end of the three-year period, no shares will be paid pursuant to the performance shares.

(3)

Represents restricted stock granted under the Amended and Restated 2000 Long-Term Incentive Plan. The restricted stock vests 25% per year in four equal installments commencing on the first anniversary of the date of grant.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR ENDED DECEMBER 31, 2025

	Option Awards		Restricted Stock Awards and Performance Shares
Name	Number of shares acquired on exercise	Value realized on exercise ($)	Number of shares acquired on vesting	Value realized on vesting ($) (1)
Robert Kay	—	$—	85,616	$443,491
Daniel Siegel	—	$—	17,250	$89,355
Laurence Winoker	—	$—	9,438	$48,889

(1)

Stock awards value realized is determined by multiplying (i) the closing market price of the Company’s common stock on the vesting date by (ii) the number of shares of common stock that vested on that date.

OUTSTANDING EQUITY AWARDS HELD BY NEOs AT DECEMBER 31, 2025

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock that have not vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($)

Robert Kay

Stock Options	150,000	(1)		$13.75	March 2, 2028

	250,000	(2)		$9.21	June 27, 2029

Restricted Shares						24,625	(3)	97,269	(4)

						37,500	(5)	148,125	(4)

						71,250	(6)	281,438	(4)

						196,986	(7)	778,095	(4)

Performance Shares										75,000	(8)	296,250	(4)

										95,000	(9)	375,250	(4)

										196,986	(10)	778,095	(4)

Daniel Siegel

Restricted Shares						4,125	(3)	16,294	(4)

						8,750	(5)	34,563	(4)

						15,000	(6)	59,250	(4)
						32,000	(7)	126,400	(4)

Performance Shares										17,500	(8)	69,125	(4)

										20,000	(9)	79,000	(4)

										32,000	(10)	126,400	(4)

Laurence Winoker

Restricted Shares						2,000	(3)	7,900	(4)

						5,500	(5)	21,725	(4)

						9,375	(6)	37,031	(4)
						13,500	(7)	53,325	(4)

Performance Shares										11,000	(8)	43,450	(4)

										12,500	(9)	49,375	(4)

										13,500	(10)	53,325	(4)

Notes:

(1)	This option was granted on March 2, 2018 and vested 33% a year in three equal annual installments commencing on the first anniversary of the date of grant.
(2)	This option was granted on June 27, 2019 and vested 33% a year in three equal annual installments commencing on the first anniversary of the date of grant.
(3)	These restricted shares were granted on March 8, 2022 and vest 25% per year in four equal annual installments commencing on the first anniversary of the date of grant.
(4)

Calculated using a price per share of $3.95, the closing market price of the Company’s common stock as reported by the Nasdaq Stock Market on December 31, 2025, the end of the Company’s last completed fiscal year.

(5)	These restricted shares were granted on March 8, 2023 and vest 25% per year in four equal annual installments commencing on the first anniversary of the date of grant.
(6)	These restricted shares were granted on March 8, 2024 and vest 25% per year in four equal annual installments commencing on the first anniversary of the date of grant.
(7)	These restricted shares were granted on March 11, 2025 and vest 25% per year in four equal annual installments commencing on the first anniversary of the date of grant.
(8)

These performance shares were granted on March 8, 2023. These awards vest upon the achievement of performance measures based on cumulative performance metrics over a three-year performance period (January 1, 2023 through December 31, 2025), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the number of performance shares granted. The number of shares reflected assumes the target level of performance achievement which would result in the performance shares vesting at 100% of the target. The performance metrics for the performance period were not achieved and therefore no shares were earned by Mr. Kay, Mr. D. Siegel and Mr. Winoker.

(9)

These performance shares were granted on March 8, 2024. These awards vest upon the achievement of performance measures based on a cumulative performance metrics over a three-year performance period (January 1, 2024 through December 31, 2026), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the number of performance shares granted. The number of shares reflected assumes the target level of performance achievement which would result in the performance shares vesting at 100% of the target.

(10)

These performance shares were granted on March 11, 2025. These awards vest upon the achievement of performance measures based on a cumulative performance metrics over a three-year performance period (January 1, 2025 through December 31, 2027), with threshold, target and maximum awards equal to 75%, 100% and 150%, respectively, of the number of performance shares granted. The number of shares reflected assumes the target level of performance achievement which would result in the performance shares vesting at 100% of the target.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The employment agreements that we have entered into with each of the NEOs require us to make certain payments to these individuals in the event of a termination of their employment outside of or in connection with a change of control of the Company. We believe that the arrangements with respect to a change of control termination are appropriate to allow the NEOs to focus on our interests in a change of control situation without distractions relating to their employment. Notwithstanding provisions contained in the respective NEO’s employment agreement, all equity awards are subject to the provisions of the Amended and Restated 2000 Long-Term Incentive Plan, as it may be amended from time to time.

The following table shows estimated payments that would have been made to each of our NEOs pursuant to their employment agreements and outstanding equity award agreements as of December 31, 2025 under various scenarios involving a termination of employment outside of or in connection with a change of control of the Company, assuming that each individual’s employment was terminated on December 31, 2025 and using the closing market price of our common stock as of December 31, 2025:

Upon Termination as a Result of a Disability
Payment	Robert Kay	Daniel Siegel	Laurence Winoker
Cash severance	$500,000	$362,500	$230,000
Awarded but unpaid bonus	—	—	—
Options (intrinsic value)	—	—	—
Restricted shares (intrinsic value)	—	—	—
Accrued salary	$11,538	$8,365	$5,308
Accrued vacation	$230,769	$27,885	$17,693
Unreimbursed expenses	—	—	—
TOTAL	$742,307	$398,750	$253,001

Upon Termination as a Result of a Death
Payment	Robert Kay	Daniel Siegel	Laurence Winoker
Cash severance	—	—	—
Awarded but unpaid bonus	—	—	—
Options (intrinsic value)	—	—	—
Restricted shares (intrinsic value)	—	—	—
Accrued salary	$11,538	$8,365	$5,308
Accrued vacation	$230,769	$27,885	$17,693
Unreimbursed expenses	—	—	—
TOTAL	$242,307	$36,250	$23,001

Upon Termination by the Company for Cause or by the Executive without Good Reason
Payment	Robert Kay	Daniel Siegel	Laurence Winoker
Awarded but unpaid bonus	—	—	—
Accrued salary	$11,538	$8,365	$5,308
Accrued vacation	$230,769	$27,885	$17,693
Unreimbursed expenses	—	—	—
TOTAL	$242,307	$36,250	$23,001

Upon Termination in Connection with a Change of Control of the Company
Payment	Robert Kay	Daniel Siegel	Laurence Winoker
Cash severance	$4,250,000	$3,081,250	$1,610,000
Awarded but unpaid bonus	—	—	—
Options (intrinsic value)	—	—	—
Restricted shares and performance shares (intrinsic value) (1)	$2,754,521	$511,031	$266,131
Health benefits	$9,222	$16,196	$11,593
Unreimbursed expenses	—	—	—
Accrued salary	$11,538	$8,365	$5,308
Accrued vacation	$230,769	$27,885	$17,693
TOTAL	$7,256,050	$3,644,727	$1,910,725

Upon All Other Termination by the Company or by the Executive for Good Reason
Payment	Robert Kay (2)	Daniel Siegel (3)	Laurence Winoker (4)
Cash severance	$4,250,000	$3,081,250	$1,610,000
Awarded but unpaid bonus	—	—	—
Options (intrinsic value)	—	—	—
Restricted shares (intrinsic value)	$1,304,926	$236,506	$119,981
Health benefits	$9,222	$16,196	$11,593
Unreimbursed expenses	—	—	—
Accrued salary	$11,538	$8,365	$5,308
Accrued vacation	$230,769	$27,885	$17,693
TOTAL	$5,806,455	$3,370,202	$1,764,575

Notes:

(1)

Includes the vesting at target value of performance shares with open performance periods as of December 31, 2025, which would vest in the event of such termination within 24 months following a change of control of the Company.

(2)

$1,000,000 of such cash severance amount would be payable to Mr. Kay pursuant to his current employment agreement if his employment was terminated by non-renewal upon the expiration of the term of his employment agreement.

(3)

$725,000 of such cash severance amount would be payable to Mr. D. Siegel pursuant to his employment agreement if his employment was terminated by non-renewal upon expiration of the term of his employment agreement.

(4)

$460,000 of such cash severance amount would be payable to Mr. Winoker pursuant to his employment agreement if his employment was terminated by non-renewal upon expiration of the term of his employment agreement.

Robert B. Kay

The Kay Employment Agreement contains the following provisions regarding the termination of Mr. Kay’s employment outside of or in connection with a change of control of the Company.

Termination for Cause; Resignation without Good Reason

If Mr. Kay’s employment is terminated by us for Cause or if Mr. Kay resigns other than for Good Reason (in each case, as defined by the Kay Employment Agreement), Mr. Kay will be entitled to be paid the following amounts (collectively, the “Kay Accrued Obligations”):

•	His base salary accrued up to and including the date of termination or resignation of his employment;
•	An amount in lieu of any accrued but unused vacation time;
•	The amount of any unreimbursed expenses; and
•	All benefits that are accrued and vested through the date of termination under all employee benefit plans of the Company.

Death

If Mr. Kay’s employment terminates on account of his death, then Mr. Kay’s estate will receive the Kay Accrued Obligations plus any Pro-Rated Performance Bonus accrued through the date of his termination of employment. The “Pro-Rated Performance Bonus” for a particular fiscal year is the amount equal to the Annual Adjusted EBITDA Performance Bonus for the fiscal year that would have been payable to Mr. Kay, if his employment had not terminated during the year, pro-rated for the months during the year up to and including the month of the termination.

Termination Due to Disability

If Mr. Kay’s employment terminates on account of Total Disability (as defined by the Kay Employment Agreement), then in addition to the Kay Accrued Obligations, Mr. Kay will receive, conditioned on his execution and non-revocation of a release of claims against the Company, continued payments of base salary for six months following his termination of employment (except that payment will be made in a lump sum if Mr. Kay’s termination due to Total Disability occurs within two years following a “Change of Control,” as defined by the Kay Employment Agreement) and any Pro-Rated Performance Bonus (as defined above) accrued through the date of his termination.

Termination by the Company without Cause; Resignation by the Executive for Good Reason

If Mr. Kay’s employment is terminated (i) by us without Cause or (ii) by Mr. Kay for Good Reason, in each case outside of the context of a Change of Control, then in addition to the Kay Accrued Obligations, Mr. Kay will receive, conditioned on his execution and non-revocation of a release of all claims against the Company:

•	Reimbursement for certain medical and dental expenses set forth in the Kay Employment Agreement for a period of 12 months;
•	2.0 times Mr. Kay’s base salary as in effect at the date of termination payable over a period of 24 months following the date of termination;
•	The Pro-Rated Performance Bonus for the fiscal year in which termination occurs, payable at the same time as the performance bonus for such fiscal year would otherwise have been paid;
•

2.0 times an amount equal to 112.5% of Mr. Kay’s annual base salary in effect at the time of termination (such amount, the “Kay Target Bonus”) payable within 60 days following the termination date; and

•

Mr. Kay’s then-outstanding stock options will immediately vest and become exercisable in their entirety and all restrictions on his shares of restricted stock will immediately terminate, subject to the terms of the LTIP.

Termination upon Expiration of Term

If Mr. Kay’s employment is terminated by reason of our failure to renew his employment agreement, outside the context of a Change of Control, then in addition to the Kay Accrued Obligations, Mr. Kay will receive, conditioned upon his execution and non-revocation of a release of all claims against the Company:

•	Reimbursement for certain medical and dental benefits set forth in the Kay Employment Agreement for a period of 12 months;
•	1.0 times Mr. Kay’s base salary as in effect at the date of termination payable over a period of 12 months following the date of termination;
•

The Annual Adjusted EBITDA Performance Bonus for the fiscal year in which termination occurs, payable at the same time as the Annual Adjusted EBITDA Performance Bonus for such fiscal year would otherwise have been paid; and

•

Mr. Kay’s then-outstanding stock options will immediately vest and become exercisable in their entirety and all restrictions on his shares of restricted stock will immediately terminate, subject to the terms of the LTIP.

Termination by the Company without Cause or on account of Non-Renewal in connection with Certain Changes of Control, Resignation by the Executive for Good Reason in Connection with Certain Changes of Control

If Mr. Kay’s employment is terminated by Mr. Kay for Good Reason or by us without Cause or by us upon expiration of the term following delivery of a notice of non-renewal, in each case upon or within two years following a Change of Control, then in addition to the Kay Accrued Obligations, Mr. Kay will receive, conditioned upon his execution and non-revocation of a release of all claims against the Company:

•	Reimbursement for certain medical and dental benefits set forth in the Kay Employment Agreement for a period of 12 months;
•

2.0 times Mr. Kay’s annual base salary in effect at the effective date of the Change of Control, or if greater, 2.0 times his annual base salary in effect as of his termination of employment payable in a lump sum within 60 days following the date of termination;

•

The Pro-Rated Performance Bonus for the fiscal year in which termination occurs, payable at the same time as the Annual Adjusted EBITDA Performance Bonus for such fiscal year would otherwise have been paid;

•

2.0 times the Kay Target Bonus, using the greater of Mr. Kay’s base salary in effect at the time of termination and base salary in effect at the time of the Change of Control, payable in a lump sum within 60 days following the date of termination; and

•

Mr. Kay’s then-outstanding stock options will vest and become immediately exercisable and all restrictions on his shares of restricted stock will immediately terminate, subject to the terms of the LTIP.

If Mr. Kay’s employment is terminated by Mr. Kay for Good Reason or by us without Cause or upon expiration of the term following delivery of a notice of non-renewal, and in each case, within 90 days following such termination, a Change of Control occurs, then Mr. Kay will be entitled to receive a payment equal to the excess of the base salary severance payments that would have been due to him had he been terminated within two years following a Change of Control, less the amount of base salary severance payments already paid to him. Additionally, in the event that such termination is on account of our delivery of a notice of non-renewal, Mr. Kay will be entitled to receive two times the Kay Target Bonus, and both amounts are payable within 60 days following the Change of Control.

If all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), we will reduce such payments if, by reason of such reduction, the net after-tax benefit to Mr. Kay will exceed the net after-tax benefit to him if such reduction were not made.

Daniel Siegel

The D. Siegel Employment Agreement contains the following terms regarding the termination of Mr. D. Siegel’s employment and a change of control of the Company.

Termination for Cause; Resignation without Good Reason

If Mr. D. Siegel’s employment is terminated by us for Cause or by Mr. D. Siegel without Good Reason (in each case, as defined by the D. Siegel Employment Agreement), Mr. D. Siegel will be entitled to be paid the following amounts (collectively, “D. Siegel Accrued Obligations”):

•	His base salary for the period accrued up to and including the date of termination of his employment;
•	An amount in lieu of any accrued but unused vacation time;
•	The amount of any unreimbursed expenses; and
•	All benefits that are accrued and vested through the date of termination under all employee benefit plans of the Company.

Death

If Mr. D. Siegel’s employment terminates on account of his death, then Mr. D. Siegel’s estate will receive the D. Siegel Accrued Obligations plus any Pro-Rated Performance Bonus accrued through the date of his termination of employment. The “Pro-Rated Performance Bonus” for a particular fiscal year is the amount equal to the Annual Adjusted EBITDA Performance Bonus for the fiscal year that would have been payable to Mr. D. Siegel, if his employment had not terminated during the year, pro-rated for the months during the year up to and including the month of the termination.

Termination Due to Disability

If Mr. D. Siegel’s employment terminates on account of Total Disability (as defined by the D. Siegel Employment Agreement), then in addition to the D. Siegel Accrued Obligations, Mr. D. Siegel will receive, conditioned upon his execution and non-revocation of an effective release of all claims against the Company, continued payments of base salary for six months following his termination of employment (except that payment will be made in a lump sum if Mr. D. Siegel’s termination due to Total Disability occurs within two years following a Change of Control, as defined by the D. Siegel Employment Agreement) and any Pro-Rated Performance Bonus accrued through the date of his termination.

Termination by the Company without Cause; Resignation by the Executive for Good Reason

If (i) Mr. D. Siegel’s employment is terminated by us without Cause, or (ii) Mr. D. Siegel’s employment is terminated by Mr. D. Siegel for Good Reason, in each case outside of the context of a Change of Control, then in addition to the D. Siegel Accrued Obligations, Mr. D. Siegel will receive, conditioned upon his execution and non-revocation of a release of all claims against the Company:

•	Certain medical and dental benefits set forth in the D. Siegel Employment Agreement for a period of 12 months;
•	2.0 times Mr. D. Siegel’s base salary as in effect at the date of termination payable over a period of 24 months following the date of termination;
•	The Pro-Rated Performance Bonus for the fiscal year in which the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid;
•

2.0 times an amount equal to 112.5% of Mr. D. Siegel’s annual base salary in effect at the time of termination (such amount, the “D. Siegel Target Bonus”) payable within 60 days following termination; and

•

Mr. D. Siegel’s then-outstanding stock options will immediately vest and become exercisable in their entirety and all restrictions on his shares of restricted stock will immediately terminate, subject to the terms of the LTIP.

Termination upon Expiration of Term

If Mr. D. Siegel’s employment is terminated by reason of our failure to renew the term of his employment under his employment agreement, then in addition to the D. Siegel Accrued Obligations, Mr. D. Siegel will be entitled to receive, conditioned on his execution and non-revocation of a release of all claims against the Company:

•	Certain medical and dental benefits set forth in the D. Siegel Employment Agreement for a period of 12 months;
•	1.0 times Mr. D. Siegel’s base salary as in effect at the date of termination payable over a period of 12 months following the date of termination;
•	The Annual Adjusted EBITDA Performance Bonus for the fiscal year in which termination occurs; and
•

Mr. D. Siegel’s then-outstanding stock options will immediately vest and become exercisable in their entirety and all restrictions on his shares of restricted stock will immediately terminate, subject to the terms of the LTIP.

Termination by the Company without Cause or on Account of Non-Renewal in Connection with Certain Changes of Control, Resignation by the Executive for Good Reason in Connection with Certain Changes of Control

If Mr. D. Siegel’s employment is terminated by Mr. D. Siegel for Good Reason or by us without Cause or upon expiration of the term following our delivery of a notice of non-renewal, in each case upon or within two years following a Change of Control, then in addition to the D. Siegel Accrued Obligations, Mr. D. Siegel will be entitled to receive, conditioned on his execution and non-revocation of a release of all claims against the Company:

•	Certain medical and dental benefits set forth in his employment agreement for a period of 12 months;
•

2.0 times his annual base salary in effect at the effective date of the Change of Control, or if greater, 2.0 times his annual base salary in effect as of his termination of employment, payable in a lump sum within 60 days following termination;

•

The Pro-Rated Performance Bonus for the fiscal year in which termination occurs, payable at the same time as the Annual Adjusted EBITDA Performance Bonus for such fiscal year would otherwise have been paid;

•

2.0 times the D. Siegel Target Bonus, using the greater of Mr. D. Siegel’s base salary in effect at the time of termination and base salary in effect at the time of the Change of Control, payable in a lump sum within 60 days following termination; and

•

All of Mr. D. Siegel’s then-outstanding stock options will vest and become immediately exercisable and all restrictions on his shares of restricted stock granted will immediately terminate, subject to the terms of the LTIP.

If Mr. D. Siegel’s employment is terminated by Mr. D. Siegel for Good Reason or by us without Cause or upon expiration of the term following our delivery of a notice of non-renewal, and in each case, within 90 days following such termination, a Change of Control occurs, then Mr. D. Siegel will be entitled to receive a payment equal to the excess of the base salary severance payments that would have been due to him had he been terminated within two years following a Change of Control, less the amount of base salary severance payments already paid to him. Additionally, in the event that such termination is on account of our delivery of a notice of non-renewal, Mr. D. Siegel will be entitled to receive two times the D. Siegel Target Bonus, payable within 60 days following the Change of Control.

If all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), we will reduce such payments if, by reason of such reduction, the net after-tax benefit to Mr. D. Siegel will exceed the net after-tax benefit to him if such reduction were not made.

Laurence Winoker

The Winoker Employment Agreement contains the following terms regarding the termination of his employment and a change of control of the Company.

Termination for Cause; Resignation without Good Reason

If Mr. Winoker’s employment is terminated by us for Cause or by Mr. Winoker without Good Reason (in each case, as defined by the Winoker Employment Agreement), Mr. Winoker will be entitled to the following (collectively, the “Winoker Accrued Obligations”):

•	His base salary accrued up to and including the date of termination of his employment;
•	An amount in lieu of any accrued but unused vacation time;
•	Any accrued but unpaid bonus;
•	The amount of any unreimbursed expenses; and
•

Any vested rights that Mr. Winoker may have pursuant to any insurance or other death benefit, bonus, retirement, or stock award plans or arrangements of the Company or any other employee benefit program.

Death

If Mr. Winoker’s employment is terminated by reason of Mr. Winoker’s death, then Mr. Winoker’s estate will receive the Winoker Accrued Obligations. In addition, if Mr. Winoker’s employment is terminated prior to December 1 of any year, Mr. Winoker’s estate will receive any Pro-Rated Adjusted EBITDA Performance Bonus accrued through the date of termination of employment. The “Pro-Rated Adjusted EBITDA Performance Bonus” for a particular fiscal year is the amount equal to the Adjusted EBITDA Performance Bonus for the fiscal year that would have been payable to Mr. Winoker by the Company, as determined by the Board, if Mr. Winoker’s employment had not terminated during the year, pro-rated for the months during the year up to and including the month of the termination.

Termination Due to Disability

If Mr. Winoker’s employment is terminated on account of Total Disability (as defined by the Winoker Employment Agreement), then in addition to the Winoker Accrued Obligations, Mr. Winoker will receive, conditioned on his execution and non-revocation of a release of all claims against the Company, continued payments of his base salary for a period of six months following the date of termination, and if such termination occurs prior to December 1, the Pro-Rated Adjusted EBITDA Performance Bonus for the year of termination.

Termination by the Company without Cause, Resignation by the Executive for Good Reason

If (i) Mr. Winoker’s employment is terminated by us without Cause, or (ii) Mr. Winoker’s employment is terminated by Mr. Winoker for Good Reason, in each case outside of the context of a Change of Control (as defined by the Winoker Amended and Restated Employment Agreement), then in addition to the Accrued Obligations, Mr. Winoker will be entitled to receive, conditioned on his execution and non-revocation of a release of all claims against the Company:

•	Certain medical and dental benefits set forth in Winoker Amended and Restated Employment Agreement for a period of 12 months;
•	2.0 times Mr. Winoker’s base salary as in effect at the date of termination payable over a period of 24 months from the date of termination;
•

The Pro-Rated Annual Bonus for the fiscal year in which termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid. The “Pro-Rated Annual Bonus” for a particular fiscal year is the amount equal to the annual bonus for the fiscal year that would have been payable to Mr. Winoker by the Company, as determined by the Board, if Mr. Winoker’s employment had not terminated during the year, pro-rated for the months during the year preceding the termination; and

•	2.0 times an amount equal to 75% of Mr. Winoker’s annual base salary in effect at the time of termination (such amount, the “Winoker Target Bonus”), payable within 60 days following termination.

Mr. Winoker’s then-outstanding stock options will immediately vest and become exercisable in their entirety and all restrictions on his shares of restricted stock will immediately terminate, subject to the terms of the LTIP.

Termination upon Expiration of Term

If Mr. Winoker’s employment is terminated by reason of our failure to renew the Winoker Amended and Restated Employment Agreement, outside the context of a Change of Control, then in addition to the Accrued Obligations, Mr. Winoker will receive, conditioned on his execution and non-revocation of a release of all claims against the Company:

•	Reimbursement for certain medical and dental benefits set forth in the Winoker Amended and Restated Employment Agreement for a period of 12 months;
•	An amount equal to Mr. Winoker’s base salary as in effect upon termination, payable over a period of 12 months from the date of termination; and
•	The annual bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the annual bonus for such fiscal year would otherwise have been paid.

Mr. Winoker’s then-outstanding stock options will immediately vest and become exercisable and all restrictions on shares of restricted stock granted by us to Mr. Winoker will immediately terminate, subject to the terms of the LTIP.

Termination by the Company without Cause or on Account of Non-Renewal, Resignation by the Executive for Good Reason in Connection with Certain Changes of Control

If, during the term of Mr. Winoker’s employment, Mr. Winoker is terminated by the Company without Cause, Mr. Winoker voluntarily terminates his employment for Good Reason, or Mr. Winoker’s employment terminates upon expiration of the term following a notice of non-renewal provided by us, in each case upon or within two years following a Change of Control, then in addition to the Winoker Accrued Obligations, Mr. Winoker will be entitled to receive, conditioned upon his execution and non-revocation of a release of all claims against the Company:

•	Reimbursement for certain medical and dental benefits set forth in the Winoker Amended and Restated Employment Agreement for a period of 12 months.
•

A cash payment equal to 200% of Mr. Winoker’s base salary in effect at the effective date of the Change of Control or if greater, 200% of Mr. Winoker’s base salary in effect at the effective date of termination, payable in a lump sum within 60 days following termination;

•	The Pro-Rated Performance Bonus for the fiscal year in which termination occurs, payable at the same time as the annual bonus for such fiscal year would otherwise have been paid; and
•

2.0 times the Winoker Target Bonus, using the greater of Mr. Winoker’s annual base salary in effect at the time of termination and annual base salary in effect at the time of the Change of Control, payable in a lump sum within 60 days following termination.

All of Mr. Winoker’s then-outstanding stock options will vest and become immediately exercisable and all restrictions on his shares of restricted stock will immediately terminate, subject to the terms of the LTIP.

In the event that Mr. Winoker’s employment is terminated by Mr. Winoker for Good Reason or by us without Cause or upon expiration of the term following delivery of a notice of non-renewal provided by us, and in each case, within 90 days of the termination, we execute a definitive agreement to enter into a transaction the consummation of which would result in a Change of Control and such transaction is actually consummated, then Mr. Winoker will be entitled to receive a payment equal to the excess of the base salary severance payments that would have been due to him had he been terminated within two years following a Change of Control, less the amount of base salary severance payments already paid to him. Additionally, in the event that such termination is on account of our delivery of a notice of non-renewal, Mr. Winoker will be entitled to receive two times the Winoker Target Bonus within 60 days following the date of the Change of Control.

If all or any portion of the payments and benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), we will reduce such payments if, by reason of such reduction, the net after-tax benefit to Mr. Winoker will exceed the net after-tax benefit to him if such reduction were not made.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Robert Kay, our Chief Executive Officer (our “CEO”) in fiscal 2025:

•	The median of annual compensation of all employees, excluding the CEO – $49,240
•	The annual total compensation of the CEO in 2025 – $3,038,451
•	The ratio of the CEO’s annual total compensation to the median employee’s compensation – 61.71:1

In order to determine the median employee from a compensation perspective, the Company collected cash compensation (salary and cash bonuses) paid in 2025 for all employees worldwide that were compensated during 2025, as of December 31, 2025 (the “determination date”). For those employees compensated in foreign currencies, exchange rates at year-end were used to convert their compensation into U.S. dollars. To determine the ratio disclosed above, the Company calculated the median employee’s compensation for fiscal 2025 in accordance with the rules applicable to the compensation elements included in the Summary Compensation Table and compared such compensation to the compensation of our CEO, Mr. Robert Kay, set forth in the Summary Compensation Table.

In making this pay ratio disclosure, other companies may use assumptions, estimates, and methodologies different than ours. As a result, the foregoing information may not be directly comparable to the information provided by other companies in our peer group or otherwise. We believe the pay ratio included above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP,” as calculated in accordance with the SEC rules) and certain Company performance measures for the fiscal years listed below. For information regarding the Company’s pay-for-performance
philosophy and how the Company aligns executive pay with performance, refer to our Compensation Discussion & Analysis (“CD&A”).

	CEO (1)		Non-CEO NEOs (2)
	Summary Compensation Table Total	Compensation Actually Paid (3)(4)	Average Summary Compensation Table Total	Average Compensation Actually Paid (3)(4)	Year-end value of $100 invested on December 31, 2022	Net (Loss) Income (in millions)
Year	$	$	$	$	$	$
2025	3,038,451	1,592,266	818,697	594,208	57	(27)
2024	3,907,942	2,620,419	1,440,900	1,234,865	82	(15)
2023	2,760,237	2,496,749	1,358,960	1,323,834	91	(8)

(1)
Amounts reported in the CEO columns reflect (i) the total compensation reported in the Summary Compensation Table for Robert Kay, the “CEO,” for each of 2023, 2024 and 2025 and (ii) the CAP for Robert Kay for each of 2023, 2024 and 2025.

(2)
Amounts reported in the
Non-CEO
NEOs columns reflect (i) the average of the total compensation reported in the Summary Compensation Table for Jeffrey Siegel, Daniel Siegel, and Laurence Winoker for 2023; Daniel Siegel and Laurence Winoker for each of 2024 and 2025; and (ii) the average CAP for Jeffrey Siegel, Daniel Siegel, and Laurence Winoker for 2023; Daniel Siegel and Laurence Winoker for each of 2024 and 2025.

(3)
To calculate the CAP, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. The deductions from, and additions to, total compensation in the Summary Compensation Table by year that were used to calculate CAP include:

	2025		2024		2023
	CEO	Average Non- CEO NEOs	CEO	Average Non- CEO NEOs	CEO	Average Non- CEO NEOs
Total Compensation from Summary Compensation Table	$3,038,451	$818,697	$3,907,942	$1,440,900	$2,760,237	$1,358,960
Adjustments for Equity Awards

Adjustment for grant date values in the Summary Compensation Table	$(2,021,076)	$(233,415)	$(1,854,400)	$(317,200)	$(888,000)	$(145,813)

Year-end fair value of unvested awards granted in the current year	$1,501,763	$173,439	$1,124,125	$192,285	$974,241	$170,460

Year-over-year difference of year-end fair values for unvested awards granted in prior years	$(868,011)	$(155,339)	$(135,807)	$(23,227)	$(147,788)	$(13,947)

Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(58,861)	$(9,174)	$(421,441)	$(57,893)	$(201,941)	$(45,826)

Total Adjustments for Equity Awards	$(1,446,185)	$(224,489)	$(1,287,523)	$(206,035)	$(263,488)	$(35,126)

Compensation Actually Paid (as calculated)*	$1,592,266	$594,208	$2,620,419	$1,234,865	$2,496,749	$1,323,834

*No adjustments made for pension or dividends not otherwise included in total compensation.

(4)	The equity valuation assumptions used for purposes of calculating CAP are not materially different from the grant date valuation assumptions.

Pay Versus Performance
The section below depicts the relationships between the following:
•	The NEO’s CAP and the Company’s cumulative total shareholder return (“TSR”); and
•	The NEO’s CAP and the Company’s net income.
NEO CAP and Lifetime Brands’ Cumulative TSR
The graph below depicts the relationship between CEO and Average NEO’s CAP to the Company’s cumulative TSR. As depicted, CAP is generally aligned with cumulative TSR performance over the preceding three years.

NEO CAP and Lifetime Brands’ Net (Loss) Income
The graph below depicts the relationship between CEO and Average NEO’s CAP to the Company’s net (loss) income. CAP remained relatively stable in 2024 and declined in 2025, while net (loss) income continued to decline over the three years.

TSR and net (loss) income are indicative of the Company’s performance and may influence the value of total compensation. Nevertheless, NEO compensation decisions are informed by a range of performance metrics and considerations. Please refer to our CD&A for a detailed discussion of the Company’s pay philosophy and programs.

Proposal No. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

Our Audit Committee appointed the firm of Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026. Ernst & Young has audited our financial statements since 1984.

Our Audit Committee has adopted a policy that requires advance approval of all audit, audit-related and tax services and other services performed by the independent auditor. The policy provides for pre-approval by our Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, our Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Our Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting.

The following table sets forth fees paid or payable to Ernst & Young for services provided in each of the years ended December 31, 2025 and 2024:

	2025	2024
Audit fees	$1,833,449	$1,816,933
Audit-related fees	44,500	387,100
Tax fees	333,652	141,435
All other fees	—	—
TOTAL	$2,211,601	$2,345,468

Audit fees

Audit fees are fees paid to Ernst & Young for the annual audit of our financial statements, the quarterly reviews of our financial statements included in our Quarterly Reports on Form 10-Q, fees related to our annual audit of internal controls over financial reporting, statutory audit fees and fees for regulatory filings.

Audit-related fees

Audit related fees are fees paid to Ernst & Young for assurance and related services that are related to the performance of the audit or review of the financial statements but not reported as audit fees as well as other audit and due diligence procedures in connection with acquisitions or dispositions.

Tax fees

Tax fees are billed for services rendered for tax compliance including the preparation of tax returns and tax advisory services.

All other fees

There were no other fees paid to Ernst & Young in 2025 or 2024.

In making its appointment of Ernst & Young to audit our financial statements for the fiscal year ending December 31, 2026, our Audit Committee reviewed past audit, audit related and other non-audit services performed during 2025. In selecting Ernst & Young, our Audit Committee carefully considered their independence. Our Audit Committee has determined that the performance of such non-audit services did not impair the independence of Ernst & Young.

Ernst & Young has confirmed to our Audit Committee that it is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.

Although stockholder approval is not required for the appointment of an independent accounting firm, the Audit Committee and the Board believe that soliciting the Company’s stockholders’ input is a matter of good corporate practice. If the stockholders fail to ratify the selection, it will be considered as a directive to the Audit Committee to consider the appointment of another independent accounting firm for the following year, but the Audit Committee is not required to do

so. Even if stockholders ratify the appointment of Ernst & Young, the Audit Committee retains the right to appoint a different independent registered public accounting firm for fiscal 2026 if it determines that it would be in the Company’s and its stockholders’ best interests.

Representatives of Ernst & Young are expected to be available to respond to appropriate questions of stockholders at the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if they desire.

Our Board of Directors and Audit Committee unanimously recommend that stockholders vote FOR the ratification of the appointment of Ernst & Young.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board (the “Audit Committee”) reviewed and discussed the consolidated financial statements of the Company and our subsidiaries that are set forth in our 2025 Annual Report to Stockholders and in Item 8 of our 2025 Annual Report with our management and with Ernst & Young LLP, our independent registered public accounting firm.

Our Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees, as amended, which includes, among other items, matters relating to the conduct of an audit of our financial statements and the adequacy of internal controls.

Our Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Rule 3256 of the Public Company Accounting Oversight Board, Communications Concerning Independence, and discussed with Ernst & Young LLP that firm’s independence from the Company. The Committee concluded that the provision by Ernst & Young LLP of non-audit services, including tax preparation services, to the Company is compatible with its independence.

Based on the review and discussions with our management and with Ernst & Young LLP, referred to above, our Audit Committee recommended to the Board and the Board has approved the inclusion of the audited financial statements in the Company’s 2025 Annual Report.

This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee

Michael J. Regan – Chair

Michael Schnabel

Craig Phillips

Jeffrey H. Evans

CERTAIN RELATIONSHIPS

Certain relatives of Jeffrey Siegel, our Chairman of the Board, and Daniel Siegel, who is an NEO and nominee for director, are employed by us, as follows:

•

Clifford Siegel, a son of Jeffrey Siegel and brother of Daniel Siegel, is employed by us as our Executive Vice President – Global Supply Chain & Import. His compensation in 2025 included earned cash compensation of $465,337, a grant of 7,500 restricted shares of our common stock with a grant date fair value of $38,475, and a grant of 7,500 performance shares with a grant date fair value of $38,475.

•

James Wells, a son-in-law of Jeffrey Siegel and brother-in-law of Daniel Siegel, is employed by us as our Executive Vice President and Group President of the Kitchenware Division. His compensation in 2025 included earned cash compensation of $451,571, a grant of 2,750 restricted shares of our common stock with a grant date fair value of $14,108, and a grant of 2,750 performance shares with a grant date fair value of $14,108.

As previously described, Jeffrey Siegel is also the father of Daniel Siegel, who is an NEO and nominee for director, and a cousin of Craig Phillips, who is a director. Other than these employment relationships, there were no transactions with related persons requiring disclosure pursuant to Item 404 of Regulation S-K.

RELATED PARTY TRANSACTIONS

Our policies and procedures regarding transactions with related persons are set forth in writing and require that our Audit Committee must review and approve any “related party” transaction, as defined in Item 404(a) of Regulation S-K, before it is consummated. The Audit Committee of our Board is responsible for reviewing such policies and procedures pursuant to its charter, which states that the Audit Committee will review and approve all related-party transactions required to be disclosed according to SEC Regulation S-K Item 404, and discuss with management the business rationale for the transactions and whether appropriate disclosures have been made.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of any of our equity securities. During 2025, the following persons failed to file a Form 4 on a timely basis:

•	Jeffrey H. Evans: One transaction occurring on January 17, 2025 was reported late on January 27, 2025.
•	Daniel Siegel: One transaction occurring on March 11, 2025 was corrected and reported late on March 17, 2025.

Based solely upon a review of copies of such reports filed with the SEC through the date hereof and written representations by the Company’s executive officers, directors and 10% stockholders during the year, we believe that, with the exception of the persons named above, all Section 16 filing requirements applicable to our executive officers, directors and 10% stockholders were timely complied with during 2025.

Proposal No. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing stockholders with an advisory (non-binding) vote on the overall 2025 compensation of the Company’s named executive officers. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. Currently, the advisory vote is held annually. Following the 2026 Annual Meeting, the next advisory vote on named executive officer compensation is scheduled to occur at the Company’s 2027 Annual Meeting of Stockholders.

As described in detail under the heading “Compensation Discussion and Analysis – Compensation Philosophy and Objectives,” the Company’s compensation program has been designed to attract, reward and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals. A strong link between compensation and performance provides incentives for achieving short-term and long-term financial and business objectives and increasing the value of the Company’s common stock, thereby increasing value to the Company’s stockholders. The Company is committed to tying pay to performance. Reflecting this commitment, the Company’s annual equity compensation program generally consists of a mix of time-based restricted stock awards and performance shares. The performance shares provide an opportunity for shares to be earned at the end of a three-year performance period if pre-established financial goals are met. The Company also uses selected performance measures for the 2025 Annual Bonuses awarded pursuant to the Company’s Amended and Restated 2000 Incentive Bonus Compensation Plan and each executive’s employment agreement. Please read the “Compensation Discussion and Analysis” for additional details about the Company’s executive compensation programs, including information about the fiscal year 2025 compensation of the Company’s named executive officers.

The Board requests stockholders indicate their support of the named executive officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the Company’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Board asks its stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in accordance with Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and other related tables and disclosures.”

The “say-on-pay” vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. The Board and Compensation Committee, which is comprised entirely of independent directors, value the opinions of our stockholders and to the extent there are any significant votes against any named executive officer compensation as disclosed in this Proxy Statement, the Board will consider stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. However, neither the Board nor the Compensation Committee will have any obligation to take such actions. The “say-on-pay” vote is proposed annually, and will be on the ballot for the 2027 Annual Meeting of Stockholders.

Our Board of Directors unanimously recommends that stockholders vote FOR the approval of the 2025 compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

Proposal No. 4

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN

Subject to stockholder approval, our Board has approved an amendment and restatement of the Company’s Amended and Restated 2000 Long-Term Incentive Plan (the “Plan”). The principal change in the amended and restated Plan is an increase in the number of shares of our common stock for which awards may be granted under the amended and restated Plan by 1,000,000 shares so that the aggregate number of shares issuable under the amended and restated Plan since the Plan’s inception is equal to 10,717,500.

The proposed amended and restated Plan is set forth as Appendix B to this Proxy Statement. The discussion of the amended and restated Plan that follows is intended to provide only a summary of the principal features of the amended and restated Plan and is in all respects qualified by, and subject to, the actual terms and provisions of the attached amended and restated Plan.

Stockholder approval of the amended and restated Plan is being sought in order to (i) meet Nasdaq listing requirements and (ii) allow for incentive stock options to meet the requirements of the Code. If our stockholders approve the amended and restated Plan, awards granted on or after June 18, 2026 will be governed by the terms of the amended and restated Plan. Awards previously granted under the Plan will continue to be governed by the applicable terms of the Plan and award agreements, and the Compensation Committee will administer such awards in accordance with the Plan, without giving effect to the amendments made pursuant to the amended and restated Plan. If our stockholders do not approve the amended and restated Plan, the increase in shares available for issuance under the amended and restated Plan will not be given effect, and the Plan will remain in effect according to its terms.

INCREASE OF SHARES AVAILABLE FOR AWARD

In 2024, an amendment was made to the Plan to increase the aggregate limit on the number of shares of our common stock for which awards may be granted under the Plan (since its inception) to 9,717,500 shares of our common stock. Prior to this amendment, the Plan provided that awards could be granted for no more than 8,217,500 shares of our common stock. If approved, the amended and restated Plan will increase the number of shares of our common stock for which awards may be granted by 1,000,000 shares to 10,717,500 shares, subject to the adjustment provisions of the amended and restated Plan.

As of April 17, 2026, 543,284 shares were available for grant under the Plan, assuming maximum performance of performance-based awards, and 945,458 shares were available for grant under the Plan, assuming target performance of performance-based awards.

Our Board believes that this amount is not sufficient for future grants in light of our compensation structure and strategy. If this Proposal 4 is approved by our stockholders at the Annual Meeting, the maximum aggregate number of shares for which awards may be granted under the amended and restated Plan (since inception of the Plan) will be 10,717,500, subject to certain adjustments as provided in the amended and restated Plan. As further described below, awards made under the Plan and awards which are made under the amended and restated Plan, which are forfeited, terminated, surrendered, cancelled or have expired will not reduce this limit.

The table below shows our potential dilution (referred to as “overhang”) levels based on our fully diluted shares and our request for an additional 1,000,000 shares to be available for award under the Plan. The additional number of shares represents 3.7% of our fully diluted shares, as described in the table below.

Potential Overhang with 1,000,000 Additional Shares

Outstanding Options under all Plans as of April 17, 2026(1)	827,000

Weighted Average Exercise Price of Stock Options Outstanding under all Plans as of April 17, 2026	$11.07

Weighted Average Remaining Term of Stock Options Outstanding under all Plans as of April 17, 2026	3.71 years

Outstanding Full Value Awards under all Plans as of April 17, 2026(2)	1,713,019

Total Equity Awards Outstanding under all Plans as of April 17, 2026(3)	2,540,019

Shares Available for Grant under all Plans as of April 17, 2026	945,458

Shares Requested	1,000,000

Total Potential Overhang under all Plans(4)	4,485,477

Shares Outstanding as of April 17, 2026	22,855,008

Fully Diluted Shares	27,340,485

Potential Dilution of 1,000,000 Shares as a Percentage of Fully Diluted Shares	3.7%

Note:

(1)

The Plan is the Company’s only equity incentive plan. “Outstanding Options” include: outstanding options to purchase 812,000 shares granted pursuant to the Plan and an option to purchase 15,000 shares which was granted outside of the Plan. There are no outstanding stock-settled appreciation rights under the Plan or otherwise as of April 17, 2026.

(2)

“Full Value Awards” includes restricted stock and stock-settled performance shares. The 1,713,019 Full Value Awards consist of 658,679 time-based restricted stock awards granted to employees, 804,347 stock-settled performance shares (assuming target performance) granted to employees, and 249,993 time-based restricted stock awards granted to non-employee directors. Depending on the applicable award terms, the number of shares to be issued in settlement of stock-settled performance shares varies from 0% to 150% of target, based upon achievement of the performance goals. Although stock-settled performance shares have been included assuming target performance, as of April 17, 2026, none of the outstanding stock-settled performance shares were earned. All of the Company’s full value awards were granted pursuant to the Plan.

(3)	Represents the sum of Outstanding Options under all Plans as of April 17, 2026 and Outstanding Full Value Awards under all Plans as of April 17, 2026.

(4)

“Total Potential Overhang” includes the sum of the Total Equity Awards Outstanding under all Plans as of April 17, 2026, the Shares Available for Grant under all Plans as of April 17, 2026, and the Shares Requested.

When deciding on the number of shares to be available for awards under the amended and restated Plan, our Compensation Committee considered a number of factors, including the Company’s compensation structure and strategy, the number of shares currently available under the Plan, our past share usage, the number of shares needed for future grants, and input from our stockholders.

GOVERNANCE ASPECTS OF THE AMENDED AND RESTATED PLAN

The amended and restated Plan includes several provisions that promote good governance. These features include the following:

●	Options may not be granted with exercise prices lower than the market value of the underlying stock at the time of grant.
●	The Compensation Committee is not permitted to reprice options and stock appreciation rights (“SARs”) without stockholder approval.

●	There is no “evergreen” feature; rather, stockholder approval is required to increase the number of shares available for grant under the amended and restated Plan.
●	Shares withheld for taxes or payment of option exercise prices are not available for future grant.
●	Tax gross-ups are not provided.
●

There is a limit on the maximum number of shares that may be subject to awards granted under the amended and restated Plan during any calendar year to any participant equal to 500,000 shares (subject to adjustment). In the case of awards that may be settled in cash, the maximum amount that may be paid to any participant during any calendar year is the greater of the fair market value of 500,000 shares (subject to adjustment) on the date of grant or the date of settlement of the award.

●

In addition, the maximum aggregate grant date value of shares subject to awards granted to any non-employee director during any calendar year, taken together with any cash fees earned by such non-employee director during the calendar year, will not exceed $500,000 in total value (subject to adjustment).

●

There is a one-year minimum vesting period for all awards granted under the amended and restated Plan, so that at the time of grant, the terms of awards granted under the amended and restated Plan must provide for a vesting period of not less than one year, except in the event of a participant’s death or disability, or in the event of a change in control. Awards covering up to 5% of the shares subject to the share reserve under the amended and restated Plan as of the effective date of the amended and restated Plan may be granted without regard to this minimum vesting requirement, and awards granted to non-employee directors on the date of an annual stockholders’ meeting satisfy this requirement if they provide for vesting at the stockholders’ meeting immediately following the grant date.

●

Dividends on restricted stock awards and Dividend Equivalents (as defined below) granted with respect to deferred stock and other awards may vest and be paid only if and to the extent that the related restricted stock awards, deferred stock or other awards vest and become payable.

●	The grant of dividend equivalents in connection with stock options and SARs is expressly prohibited.
●	The term of stock options and SARs granted under the amended and restated Plan is expressly limited to ten years from the date of grant.
●	Awards under the amended and restated Plan will be subject to any clawback or recoupment policies adopted by the Board, including our Compensation Recoupment Policy.

PURPOSE OF THE AMENDED AND RESTATED PLAN

The purpose of the amended and restated Plan is to provide a means to attract, retain, motivate and reward selected directors, officers, employees, consultants and certain service providers of the Company and its affiliates and to increase their ownership interests in the Company. Such directors, officers and employees as well as persons who provide consulting or other services to the Company or its affiliates deemed by the Compensation Committee to be of substantial value to the Company or its affiliates are eligible to be granted awards under the amended and restated Plan. As of the date of this Proxy Statement, nine non-employee directors, three executive officers and approximately 1,038 other employees could be eligible to participate in the amended and restated Plan. Under current Company practice, we do not grant equity awards to consultants and other service providers. In addition, persons who have been offered employment by or have agreed to become a director of the Company or its affiliates, and persons employed by any entity that the Compensation Committee reasonably expects to become a subsidiary of the Company are also eligible to be granted awards under the amended and restated Plan and, as of the date of this Proxy Statement, no such persons were eligible to participate in the amended and restated Plan.

Because our executive officers and non-employee directors are eligible to receive awards under the amended and restated Plan, they may be deemed to have a personal interest in the approval of this Proposal.

LIMITS UNDER THE AMENDED AND RESTATED PLAN

As noted above, subject to stockholder approval, the amended and restated Plan will limit the aggregate number of shares of stock for which awards may be granted under the amended and restated Plan (including awards granted under the Plan since its inception) to 10,717,500 shares, subject to certain adjustments as provided in the amended and restated Plan.

Awards granted under the Plan and awards granted under the amended and restated Plan, which are forfeited, terminated, surrendered, cancelled or have expired, will be disregarded for purposes of this limit and will again be available for award. Shares of stock will not again be available for award if such shares are surrendered or withheld as payment either of the exercise price of an option or SAR or of withholding taxes in respect of the exercise, settlement or payment of, or the lapse of restrictions with respect to, any award. Shares purchased in the open market with proceeds from option exercises will not be available for award. The exercise or settlement of a SAR will reduce the shares of stock available under the amended and restated Plan by the total number of shares to which the exercise or settlement of the SAR relates, not just the net amount of shares actually issued upon exercise or settlement. Awards settled solely in cash will not reduce the number of shares of stock available for award under the amended and restated Plan. Any shares subject to an option (or portion thereof) that is cancelled upon exercise of a tandem SAR when settled wholly or partially in shares will to the extent of such settlement in shares be treated as if the option itself had been exercised and such shares will no longer be available for award.

During any calendar year, no participant may be granted awards that may be settled by delivery of more than 500,000 shares of stock, subject to certain adjustments as provided in the amended and restated Plan. With respect to awards that may be settled in cash (in whole or in part), no participant may be paid during any calendar year cash amounts relating to such awards that exceed the greater of the fair market value of 500,000 shares (subject to certain adjustments as provided in the amended and restated Plan) at the date of grant or the date of settlement of the award. In addition, subject to certain adjustments as provided in the amended and restated Plan, the maximum aggregate grant date value of shares of stock subject to awards granted to any non-employee director during any calendar year, taken together with any cash fees earned by such non-employee director during the calendar year, shall not exceed $500,000 in total value.

ADMINISTRATION OF THE PLAN; AMENDMENT AND TERMINATION

Unless otherwise determined by our Board, our Compensation Committee administers the amended and restated Plan and has the authority to:

●	Select persons to whom awards may be granted;
●	Determine the type or types of awards to be granted to each such person;
●

Determine the terms and conditions of awards (including any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, vesting, exercisability or settlement of an award, and performance conditions relating to an award);

●

Accelerate vesting of any award in connection with a participant’s death, retirement, disability or involuntary termination of employment or service, in the event of a change in control or a corporate transaction or event, or in other circumstances as the Compensation Committee deems appropriate;

●

Determine whether, to what extent and under what circumstances an award may be settled, or the exercise price of an award may be paid in cash, stock, other awards, or other property, or an award may be canceled, forfeited or surrendered;

●

Determine whether, to what extent and under what circumstances cash, stock, other awards or other property payable with respect to an award will be deferred either automatically, at the election of the Compensation Committee or at the election of the participant, consistent with Section 409A of the Code;

●

Determine the restrictions, if any, to which stock received upon exercise or settlement of award will be subject and condition the delivery of such stock upon the execution by the participant of any agreement providing for such restrictions;

●	Prescribe the form of each award agreement;
●	Adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Compensation Committee may deem advisable to administer the amended and restated Plan;
●

Correct any defect or supply any omission or reconcile any inconsistency in the amended and restated Plan and to interpret the amended and restated Plan and any award, rules and regulations, award agreement or other instrument thereunder; and

●

Make all other decisions as may be required under the terms of the amended and restated Plan or as the Compensation Committee may deem necessary or advisable for the administration of the amended and restated Plan.

Any action of the Compensation Committee with respect to the amended and restated Plan is final, conclusive and binding on all persons. Our Board will perform the functions of the Compensation Committee for purposes of granting awards to directors who serve on the Compensation Committee and ensuring that transactions under the amended and restated Plan by participants who are subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3.

Unless the Board determines otherwise, the committee administering the amended and restated Plan will be comprised of solely not less than two members who each qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) of the Exchange Act and (ii) an “independent director,” as determined in accordance with the independence standards established by Nasdaq.

The amended and restated Plan may be amended, altered, suspended, discontinued, or terminated by our Board without stockholder approval unless such approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which our common stock is then listed or quoted. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable tax treatment on such approval, although our Board may, in its discretion, seek stockholder approval in any circumstances in which it deems such approval advisable. No such action by our Board may materially impair the rights of a participant under any outstanding award.

The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any award previously granted. However, subject to the adjustment provisions of the amended and restated Plan, no such action may materially impair a participant’s rights without the participant’s consent.

TYPES OF AWARDS

Awards under the amended and restated Plan may take the form of:

a.	Options to purchase shares of common stock, including incentive stock options (“ISOs”), non-qualified stock options or both;
b.

Stock appreciation rights, whether in conjunction with the grant of stock options or independent of such grant, or stock appreciation rights that are only exercisable in the event of a change in control of the Company;

c.	Restricted stock, consisting of shares that are subject to forfeiture based on the failure to satisfy employment-related restrictions;
d.	Deferred stock, representing the right to receive shares of stock in the future;
e.	Bonus stock and awards in lieu of cash compensation;
f.	Dividend equivalents, consisting of a right to receive cash, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock; or
g.	Other awards not otherwise provided for, denominated or payable in, or based upon or related to the common stock and factors which may influence the value of common stock.

Awards granted under the amended and restated Plan are generally not assignable or transferable except by the laws of descent and distribution or to a beneficiary in the event of a participant’s death; however, the amended and restated Plan provides that awards and rights (other than ISOs and SARs in tandem therewith) may be transferred during a participant’s lifetime to the participant’s spouse, children or grandchildren (including adopted and step children or grandchildren), parents, grandparents, and siblings, as permitted by the Compensation Committee. In addition, the same awards and rights may also be transferred to a trust for the benefit of the participant or a family member listed in the previous sentence; to a partnership, limited liability company, or corporation that is wholly owned by one or more of participant or the family members listed in the previous sentence; or to a charitable organization. Such transfers, if any, are conditioned on the requirement that the permitted assignee be bound by and subject to the terms of the amended and restated Plan and any applicable award agreement, and that the participant remain bound by the terms and conditions of the amended and restated Plan.

Options

The Compensation Committee is authorized to grant options to purchase stock. The Compensation Committee will determine the exercise price per share of stock purchasable under an option, the time and method of exercise, and the period during which options will be exercisable following the termination of the participant’s employment or service relationship with the Company. The exercise price may not be less than 100% of the fair market value of such stock on the grant date of the option, and the term of options may not be more than ten years from the date of grant. The Compensation Committee determines the method by which the exercise price may be paid and the form of such payment, which may include cash, stock, other awards, or other property, to the extent permitted by the terms of the amended and restated Plan. The Compensation Committee may grant options that would afford the participant favorable treatment under the applicable tax laws, including, but not limited to ISOs. ISOs may only be granted to employees of the Company or parent or subsidiary corporation of the Company (as defined by Section 422 of the Code).

Stock Appreciation Rights

The Compensation Committee is authorized to grant SARs. A SAR will confer on the participant to whom it is granted a right to receive, upon exercise thereof, the excess of the fair market value of one share of stock on the date of exercise over the exercise price of the SAR as determined by the Compensation Committee as of the grant date of the SAR, which, except with respect to tandem awards, will not be less than the fair market value of one share on the grant date of the SAR. The Compensation Committee will determine the conditions to the exercisability of the SAR, including the times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which stock will be delivered or deemed to be delivered, whether or not an SAR will be in tandem with any other award, and any other terms of any SAR. The term of a SAR may not be more than ten years from the date of grant.

Restricted Stock

The Compensation Committee is authorized to grant restricted stock. Restricted stock will be subject to restrictions on transferability and any other restrictions that the Compensation Committee may impose. Except as restricted by the amended and restated Plan or any award agreement related to the restricted stock, a participant granted restricted stock will have all the rights of a stockholder.

Except as otherwise determined by the Compensation Committee, restricted stock will be forfeited and reacquired by us upon termination of employment or service during the applicable restriction period; provided, however, that the Compensation Committee may provide by rule or regulation, in an award agreement or determine in any individual case, that restrictions or forfeiture conditions related to restricted stock will be waived in whole or in part in the event of termination resulting from specific causes. Dividends paid on restricted stock shall be either paid in cash or in shares of unrestricted stock having a fair market value equal to the amount of such dividends, or the payment of such dividends will be deferred and/or the amount or value thereof automatically reinvested in additional restricted stock, other awards or other investment vehicles. However, dividends with respect to restricted stock will vest and be paid only if and to the extent the underlying shares of restricted stock vest and are paid.

Deferred Stock

The Compensation Committee is authorized to grant units representing the right to receive stock at a future date. Such deferred stock will be subject to restrictions that the Compensation Committee may impose. Except as otherwise determined by the Compensation Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply, all deferred stock that is at the time subject to such forfeiture conditions will be forfeited; provided, however, that the Compensation Committee may provide by rule or regulation or in an award agreement or determine in any individual case, that restrictions or forfeiture conditions related to deferred stock will be waived in whole or in part in the event of termination resulting from specific causes.

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant stock as a bonus, or to grant stock or other awards in lieu of our obligations to pay cash under other plans or compensatory arrangements.

Dividend Equivalents

The Compensation Committee is authorized to grant awards entitling the participant to receive cash, stock, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of stock (“Dividend Equivalents”). Dividend Equivalents may be awarded on a free standing basis or in connection with another award; provided that Dividend Equivalents may not accrue or be paid with respect to shares subject to stock options or SARs. The Compensation Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional stock, awards or other investment vehicles, and subject to any restrictions on transferability and risks of forfeiture, as the Compensation Committee may specify. However, Dividend Equivalents granted in connection with an award will vest and be paid only if and to the extent that the underlying shares subject to the award vest and are paid.

Other Stock-Based Awards

Subject to applicable law and the terms of the amended and restated Plan, the Compensation Committee is authorized to grant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, stock and factors that may influence the value of the stock, as deemed by the Compensation Committee to be consistent with the purposes of the amended and restated Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into stock, purchase rights for stock, awards with value and payment contingent upon performance of the Company or any other factors designated by the Compensation Committee and awards valued by reference to the book value of stock or the value of securities of or the performance of specified subsidiaries of the Company. The Compensation Committee will determine the terms and conditions of such awards. Cash awards, as an element of or supplement to, any other award under the amended and restated Plan may be granted under the amended and restated Plan.

Performance-Based Awards

The Compensation Committee may, in its discretion, determine that an award granted to an employee will be contingent upon achievement of pre-established performance objectives in accordance with certain provisions of the amended and restated Plan (“Performance Awards”). The performance objectives for Performance Awards will consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Compensation Committee. The Compensation Committee may determine that Performance Awards will be granted, exercised, and/or settled upon achievement of any one performance objective or that two or more of the performance objectives must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Business criteria used by the Compensation Committee in establishing performance objectives for Performance Awards will be selected from among the following criteria, or any such other criteria determined by the Compensation Committee in its sole discretion, which in either case may be applied to the Company, on a consolidated basis, and/or for specified subsidiaries, divisions, or other business units of the Company (where the criteria are applicable):

●	Return on capital;
●	Earnings or earnings per share (which earnings may include equity in earnings of investees, and may be determined without regard to interest, taxes, depreciation, and/or amortization);
●	Cash flow provided by operations;
●	Increase in stock price;
●	Changes in annual revenues;
●	Net sales;
●	Total shareholder return;
●	Inventory control measures;
●	Internet sales, including as it relates to total or net sales; and/or
●

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

The levels of performance required with respect to business criteria may be expressed in absolute or relative levels. Performance objectives may differ for Performance Awards granted to different participants. Performance objectives, amounts payable upon achievement of such objectives, the applicable performance period and other material terms of Performance Awards will be established by the Compensation Committee. In addition, the Compensation Committee will specify the circumstances in which Performance Awards will be paid or forfeited in the event of termination of employment by the participant prior to the end of a performance period or settlement of Performance Awards.

To the extent applicable, unless the Compensation Committee decides otherwise, the determination of achievement of performance objectives for Performance Awards will be made in accordance with U.S. generally accepted accounting principles (“GAAP”) and a manner consistent with the methods used in the Company’s audited financial statements. Unless the Compensation Committee decides otherwise, the determination of achievement of performance objectives for Performance Awards will be made without regard to (i) changes in accounting methods, (ii) non-recurring acquisition expenses and restructuring charges, or (iii) other costs or charges associated with refinancings, write-downs, impairments, closures, consolidations, divestitures, strategic initiatives, and items associated with acquisitions, including but not limited to, earn-outs and bargain purchase gains. In calculating earnings or earnings per share, the Compensation Committee may provide that such calculation will be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Compensation Committee. In setting the performance objectives, the Compensation Committee may provide for adjustments in respect of unusual or infrequently occurring items determined in accordance with applicable accounting standards, adjustments for equity compensation expenses, and such other adjustments as it deems appropriate. The Compensation Committee, in its sole discretion, may, after Performance Awards have been granted, make adjustments to the performance criteria applicable to the Performance Awards, the amounts payable in respect of the applicable performance criteria, and performance results, to the extent consistent with the terms of the applicable award agreement.

Minimum Vesting

At the time of grant, the terms of awards granted under the amended and restated Plan will provide that the awards will not vest prior to the one-year anniversary of the date of grant, except as may be provided in the event of a participant’s death or disability, or in the event of a change in control. However, subject to adjustment (as described below), awards covering up to 5% of the shares subject to the share reserve under the amended and restated Plan as of the effective date of the amended and restated Plan may be granted without regard to this minimum vesting requirement. In addition, awards granted to non-employee directors on the date of an annual stockholders’ meeting satisfy this requirement if they provide for vesting at the annual stockholders’ meeting immediately following the grant date, provided such meeting is not less than 50 weeks following the date of grant.

Change in Control

The amended and restated Plan includes a double trigger change in control provision. Notwithstanding anything in the amended and restated Plan to the contrary, the following provisions will apply on a change in control.

An award will not vest upon the occurrence of a change in control and will continue to the extent qualifying as a Replacement Award. A “Replacement Award” includes an outstanding award that continues upon and after the occurrence of a change in control and an award provided to a participant in replacement of an outstanding award in connection with a change in control satisfying the following conditions:

●	It has a value at least equal to that of the replaced award;
●	It relates to publicly traded equity securities of the Company or its successor in the change in control or another entity affiliated with the Company or its successor following the change in control;
●	Its other terms and conditions are not less favorable to the participant than the terms and conditions of the replaced award; and
●

Upon an involuntary termination of employment or separation from service of a participant by the Company other than for cause (as defined in the amended and restated Plan) (and not due to disability), or a voluntary termination of employment or service by the participant for good reason (as defined in the amended and restated Plan to the extent applicable), occurring on or during the 24 months after the change in control, the Replacement Award, to the extent not vested and unrestricted as of such termination of employment or separation from service, will become fully vested and (if applicable) exercisable and free of restrictions.

If a Replacement Award is not provided to a participant upon the occurrence of a change in control, or, except as otherwise determined by the Compensation Committee, if a change in control occurs following an involuntary termination of employment or separation from service of a participant by the Company other than for cause (and not due to disability), or a voluntary termination of employment or separation from service for good reason by the participant, occurring (i) at the request of a third party taking steps reasonably calculated to effect such change in control or (ii) otherwise in contemplation of and within 180 days before such change in control, then:

●	Any and all options and SARs granted under the amended and restated Plan will become immediately exercisable;
●	Any restrictions imposed on restricted stock will lapse and the restricted stock will become freely transferable, and all other awards will become fully vested; and
●

Except as otherwise provided in an award agreement, the payout opportunities attainable at target or, if greater, in the amount determined by the Compensation Committee to have been earned thereunder based on performance through the date of the change in control, under all outstanding awards of performance-based stock, cash awards and other performance-based awards will be deemed to have been earned for the entire performance period(s) as of the effective date of the change in control. The vesting of all such earned awards will be accelerated as of the effective date of the change in control, and in full settlement of such awards, there will be paid out in cash, or in the discretion of the Compensation Committee, shares of stock with a fair market value equal to the amount of such cash.

For purposes of the amended and restated Plan, “Change in Control” means:

●	Any person becoming the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;
●

Individuals who serve on the Board immediately prior to the event, or whose election to the Board or nomination for election to the Board was approved by a vote of at least two-thirds of the directors who either serve on the Board immediately prior to the event, or whose election or nomination for election was previously so approved, ceasing for any reason to constitute a majority of the Board;

●

Consummation of a merger or consolidation of the Company or any subsidiary into any other corporation, other than a merger or consolidation that results in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than 60% of the combined voting power of the voting securities of the Company; or

●

The stockholders of the Company approving a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets and such liquidation, sale or disposition is consummated.

Adjustments Due to Changes in the Company’s Capital Structure

If there is a recapitalization, reclassification, forward or reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase or exchange of stock or other securities, stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or any other extraordinary or unusual event affecting the Company’s outstanding common stock as a class, then the Compensation Committee will equitably adjust any or all of (i) the number and kind of shares of common stock reserved and available for awards under the amended and restated Plan, including shares reserved for ISOs and the number of shares which may be issued without regard to the minimum vesting requirements, (ii) the number and kind of shares of outstanding restricted stock or other outstanding awards in connection with which the shares have been issued, (iii) the number and kind of shares that may be issued in respect of other outstanding awards, (iv) the maximum number and kind of shares of stock for which any individual may receive awards in any year, and (v) the exercise price, grant price or purchase price relating to any award (or, if deemed appropriate, the Compensation Committee may make provision for a cash payment with respect to any outstanding award), to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the amended and restated Plan and such outstanding awards. However, any fractional shares resulting from such adjustment will be eliminated. The Compensation Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (including, without limitation, cancellation of unexercised or outstanding awards (to the extent permitted by the repricing provisions of the amended and restated Plan described below), or substitution of awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company, any parent or any subsidiary or the financial statements of the Company, any parent or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

No Repricing

Except in connection with a corporate transaction involving the Company (including, any stock dividend, distribution (whether in the form of cash, stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding stock options or SARs to reduce the exercise price of such outstanding stock options or SARs, (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price that is less than the exercise price of the original options or SARs or (iii) cancel outstanding options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

Company Policies

All awards made under the amended and restated Plan will be subject to any applicable clawback or recoupment policies (including our Compensation Recoupment Policy), share trading policies and other policies that may be implemented by the Board from time to time.

Federal Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the amended and restated Plan. This discussion is intended for the information of stockholders considering how to vote and not as tax guidance to individuals who participate in the amended and restated Plan.

The grant of an option or SAR will create no tax consequences for the participant or for us at the time of grant. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and we will receive no deduction at that time. Upon exercising an option other than an ISO or SAR, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable stock (or cash, as applicable) received. In each such case, we will generally be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of shares acquired upon the exercise of an option, SAR or other stock-based award in the nature of a purchase right generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to us in connection with a disposition of shares acquired upon exercise of an option or other award, except that we will generally be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to awards granted under the amended and restated Plan that may be settled either in cash or in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture (including payment in respect of deferred stock), the participant must generally recognize ordinary income equal to the cash or the fair market value of stock or other property received. We will generally be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property the participant will not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which the participant previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days of the receipt of the shares or other property.

The Company’s deductibility of awards granted under the amended and restated Plan will be limited by Section 162(m) of the Code, which generally disallows a public company’s tax deduction for compensation to its NEOs in excess of $1 million per year.

Lastly, awards under the amended and restated Plan are intended to be exempt from, or satisfy the requirements of, Section 409A of the Code, which applies to deferred compensation. An award that is subject to Section 409A of the Code and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest and an additional 20% tax on the vested amount underlying the award.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity compensation plans as of December 31, 2025.

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants or Rights(1)	Weighted-Average Exercise Price of Outstanding Options(2)	Number of Shares of Common Stock Remaining Available for Future Issuance
Equity Compensation Plan Approved by Security Holders	1,908,196	$11.12	913,340
Equity Compensation Plan Not Approved by Security Holders	15,000	$8.47	—
Total	1,923,196	$11.07	913,340

Note:

(1)

Securities reported in this column include outstanding options to purchase 827,000 shares of common stock as well as 1,096,196 performance shares, the maximum number of performance shares that may be issued where the underlying shares have not been issued as the period over which performance is determined has not yet expired.

(2)	The weighted average exercise price takes into account option awards but not the shares subject to performance-based stock awards.

New Plan Benefits under the Amended and Restated Plan

No awards have been granted under the amended and restated Plan. Future awards under the amended and restated Plan will be made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the amended and restated Plan in the future are not determinable at this time. For information regarding outstanding equity awards held by our NEOs and non-employee directors as of December 31, 2025 under the Plan, please refer to the Outstanding Equity Awards Held by NEOs at December 31, 2025 and Non-Employee Director Compensation tables on pages 37 and 26, respectively, of this Proxy Statement.

Market Price of Shares

The closing price of our common stock, as reported on Nasdaq on April 17, 2026 was $6.98.

Our Board of Directors unanimously recommends that stockholders vote FOR approval of the amendment and restatement of the Amended and Restated 2000 Long-Term Incentive Plan.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals Submitted Pursuant to Rule 14a-8 of the Exchange Act

To be considered for inclusion in next year’s proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act, and acted upon at the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”), stockholder proposals must be submitted in writing to the attention of our Corporate Secretary at our principal office no later than December 28, 2026. Stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery. Such proposals also need to comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from the Company’s proxy materials for the 2027 Annual Meeting if such proposals are not in compliance with applicable requirements of the Exchange Act.

Director Nominations and Stockholder Proposals Not Submitted Pursuant to Rule 14a-8 of the Exchange Act

Our Amended and Restated Bylaws also establish advance notice procedures with regard to stockholder proposals or director nominations that are not submitted for inclusion in the proxy statement. With respect to such stockholder proposals or director nominations, a stockholder’s advance notice must be made in writing, must meet the requirements set forth in our Amended and Restated Bylaws and must be delivered to, or mailed by first class United States mail, postage prepaid, and received by, our Corporate Secretary at our principal office no earlier than February 18, 2027 and no later than the close of business on March 22, 2027. However, in the event the 2027 Annual Meeting is scheduled to be held on a date before May 19, 2027, or after August 17, 2027, then such advance notice must be received by us not later than the close of business on the later of (1) the ninetieth (90th) calendar day prior to the 2027 Annual Meeting and (2) the tenth (10th) calendar day following the day on which we first make public disclosure of the date of the 2027 Annual Meeting (or if that day is not a business day for the Company, on the next succeeding business day). Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees under Exchange Act Rule 14a-19 must comply with the notice required under Exchange Act Rules 14a-19.

General Requirements

Each proposal submitted must be a proper subject for stockholder action at the 2027 Annual Meeting, and all proposals and nominations must be submitted to: Corporate Secretary, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530. The stockholder proponent must appear in person to present the proposal or nomination at the 2027 Annual Meeting or send a qualified representative to present such proposal or nomination. If a stockholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of Rule 14a-8 of the Exchange Act or our Bylaws, the stockholder will not be permitted to present the proposal or nomination for a vote at the 2027 Annual Meeting.

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act

If a stockholder who wishes to present a proposal before the 2027 Annual Meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of stockholder proposals and proposed director nominations, the proxies that our Board solicits for the 2027 Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

HOUSEHOLDING OF MATERIALS

We, in addition to some banks, brokers, and other nominee record holders participate in the practice of “householding” notices of internet availability of proxy materials, proxy statements and annual reports. This means that only one copy of our Notice, proxy statement or annual report is sent to multiple stockholders in the same household unless we or such bank, broker or other nominee holder have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of these documents to any stockholder upon request by writing the Company at the following address: Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530, Attention: Mr. Laurence Winoker, Executive Vice President, Treasurer and Chief Financial Officer; or by calling us at the following phone number: (516) 683-6000. Any stockholder who wants to receive separate copies of the Notice, annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact us at the above address and phone number.

OTHER MATTERS

Our management does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies, subject to compliance with Rule 14a-4(c) of the Exchange Act. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Our financial statements are included in our Annual Report for the fiscal year ended December 31, 2025.

Upon the written request of any person who on the record date was a record owner of our common stock, or who represents in good faith that he or she was on such date a beneficial owner of our common stock, we will send to such person, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules, as filed with the SEC. Requests for this report should be directed to Mr. Laurence Winoker, Executive Vice President, Treasurer and Chief Financial Officer, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530.

By Order of our Board of Directors,

/s/ Sara Shindel
Sara Shindel
Executive Vice President, General Counsel and Corporate Secretary

Dated: April 24, 2026

Appendix A

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA:

	Year Ended December 31,
	2025	2024	2023
	(in thousands)
Net loss as reported	$(26,937)	$(15,165)	$(8,412)
Loss on equity securities	—	14,152	—
Equity in losses, net of taxes	—	2,092	12,665
Income tax (benefit) provision	(3,283)	3,331	6,222
Interest expense	20,030	22,208	21,728
Depreciation and amortization	21,848	22,314	19,571
Gain on disposition of fixed assets	(94)	—	—
Mark to market loss on interest rate derivatives	754	466	499
Goodwill impairments	33,237	—	—
Stock compensation expense	3,301	3,920	3,687
Legal settlement gain, net(1)	(4,578)	—	—
Contingent consideration fair value adjustment	—	—	(650)
Gain on extinguishments of debt, net	—	—	(761)
Acquisition related expenses	1,971	1,089	1,325
Restructuring expenses	328	—	856
Severance expense	511	—	—
Warehouse relocation and redesign expenses(2)	263	964	578
Adjusted EBITDA(3)	47,351	55,371	57,308
Pro forma adjustment(4)	3,400	—	—
Adjusted EBITDA(5)	$50,751	$55,371	$57,308

(1) For the year ended December 31, 2025, legal settlement gain, net, included a net settlement of $6.4 million, and adjusted for legal fees incurred from March 2, 2018 through March 31, 2025 of $1.8 million.

(2) For the years ended December 31, 2025, December 31, 2024 and December 31, 2023, the warehouse redesign expenses related to the U.S. segment.

(3) Adjusted EBITDA is a non-GAAP financial measure that is defined in performance metrics set for annual bonus and performance shares.

(4) Pro forma adjustments represent the amount of operating expense reductions projected by the Company as a result of actions taken through December 31, 2025 or expected to be taken within 18 months of December 31, 2025, net of the benefits realized during the twelve months ended December 31, 2025. These actions include cost savings initiatives for the U.S. segment related to reductions in employee expenses (i.e., including terminated employees) and costs saving for the International segment related to Project Concord.

(5) Adjusted EBITDA is a non-GAAP financial measure that is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net loss, adjusted to exclude loss on equity securities, equity in losses, net of taxes, income tax provision, interest expense, depreciation and amortization, gain on disposition of fixed assets, mark to market loss on interest rate derivatives, goodwill impairments, stock compensation expense, legal settlement gain, net, contingent consideration fair value adjustment, gain on extinguishments of debt, net, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

A-1

Adjusted net income (in thousands):

	Year Ended December 31,

	2025	2024
Net loss as reported	$(26,937)	$(15,165)
Adjustments:
Acquisition intangible amortization expense	17,448	15,589
Legal settlement gain, net	(6,400)	—
Acquisition related expenses	1,971	1,089
Restructuring expenses	328	—
Warehouse redesign expenses(1)	263	964
Severance expense	511	—
Mark to market loss on interest rate derivatives	754	466
Goodwill impairment	33,237	—
Loss on equity securities	—	14,152
Income tax effect on adjustments	(11,868)	(4,452)
Income tax provision adjustment(2)	8,309	—
Adjusted net income(3)	$17,616	$12,643

(1) For the years ended December 31, 2025 and December 31, 2024, the warehouse redesign expenses were related to the U.S. segment.

(2) The income tax provision adjustment for the year ended December 31, 2025 results in a 0.0% tax rate applied to the goodwill impairment adjustment. There was no tax benefit recognized on the goodwill impairment.

(3) Adjusted net income in the year ended December 31, 2025, excludes acquisition intangible amortization expenses, legal settlement gain, net, acquisition related expenses, restructuring expenses, warehouse redesign expenses, severance expense, mark to market loss on interest rate derivatives, and goodwill impairment. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

Adjusted net income in the year ended December 31, 2024, excludes acquisition intangible amortization expense, acquisition related expenses, warehouse redesign expenses, mark to market loss on interest rate derivatives, and loss on equity securities. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

Adjusted income from operations (in thousands):

	Year Ended December 31,

	2025	2024
(Loss)/income from operations	$ (9,436)	$27,084
Adjustments:
Acquisition intangible amortization expense	17,448	15,589
Legal settlement gain, net	(6,400)	—
Acquisition related expenses	1,971	1,089
Restructuring expenses	328	—
Warehouse redesign expenses(1)	263	964
Severance expense	511	—
Goodwill impairment	33,237	—
Total adjustments	47,358	17,642
Adjusted income from operations(2)(3)	$37,922	$44,726

(1) For the years ended December 31, 2025 and December 31, 2024, the warehouse redesign expenses were related to the U.S. segment.

(2) Adjusted income from operations for the year ended December 31, 2025 excludes acquisition intangible amortization expenses, legal settlement gain, net, acquisition related expenses, restructuring expenses, warehouse redesign expenses, severance expense, and goodwill impairment.

(3) Adjusted income from operations for the year ended December 31, 2024 excludes acquisition intangible amortization expenses, acquisition related expenses, and warehouse redesign expenses.

A-2

Appendix B

AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN

(Amended and Restated as of June 18, 2026)

1. Purpose. The purpose of this amended and restated 2000 Long-Term Incentive Plan (the “Plan”) of Lifetime Brands, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, motivate and reward directors, officers, employees and consultants of and service providers to the Company and its affiliates and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s stockholders. This amended and restated Plan will be effective as of June 18, 2026 (the “2026 Amendment Effective Date”). Changes made pursuant to this amendment and restatement shall apply to Awards (as defined below) granted on or after the 2026 Amendment Effective Date. Awards granted prior to the 2026 Amendment Effective Date shall continue to be governed by the applicable Award Agreements and the terms of the Plan without giving effect to changes made pursuant to this 2026 Plan restatement, and the Committee shall administer such Awards in accordance with the Plan without giving effect to changes made pursuant to this 2026 Plan restatement.

2. Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents and Other Stock-Based Awards are as set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” For purposes of the Plan, the following additional terms shall be defined as set forth below:

a.	“Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing an Award.

b.

“Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in the Participant’s most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

c.	“Board” means the Board of Directors of the Company.

d.

“Cause” shall have the meaning set forth in the applicable Award Agreement; provided that, if such Award Agreement does not include a definition of Cause, then (i) if there is an employment agreement or severance plan or agreement applicable to the Participant, Cause shall have the same definition as set forth in such plan or agreement; or (ii) if Cause is not defined in such plan or agreement or there is no such plan or agreement applicable to the Participant, then Cause shall mean that Participant (i) is convicted of a felony; (ii) commits an act of fraud, willful misconduct or dishonesty in connection with Participant’s employment or which results in material harm to the Company; or (iii) commits a material violation of any law, rule, or regulation of any governmental authority.

e.	“Clawback Policy” shall mean any applicable clawback policy approved by the Board, as in effect from time to time, whether approved before or after the grant of an Award.

f.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

g.

“Committee” means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee. Unless the Board determines otherwise, the Committee shall be comprised of solely not less than two members who each qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and (ii) an “independent director,” as determined in accordance with the independence standards established by the stock exchange on which the Stock is at the time primarily traded.

h.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

i.

“Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price at the end of regular trading or, if unavailable, the average of the closing bid and asked prices per share of the Stock at the end of regular trading on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

j.

“Good Reason” shall have the meaning set forth in the applicable Award Agreement; provided that, if such Award Agreement does not include a definition of Good Reason, then (i) if there is an employment agreement applicable to the Participant, Good Reason shall have the meaning set forth in such agreement; or (ii) if Good Reason is not defined in such agreement or there is no such agreement applicable to the Participant, then Good Reason shall not apply to the Participant.

k.	“ISO” means any Option that is designated as an incentive stock option within the meaning of Section 422 of the Code, and qualifies as such.

l.	“Parent” means any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that controls the Company, either directly or indirectly through one or more intermediaries.

m.	“Participant” means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

n.	“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

o.	“Stock” means the Company’s common stock, and such other securities as may be substituted for Stock pursuant to Section 4.

p.	“Subsidiary” means each entity that is controlled by the Company or a Parent, either directly or indirectly through one or more intermediaries.

3. Administration.

(a)

Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

i.	to select persons to whom Awards may be granted;

ii.	to determine the type or types of Awards to be granted to each such person;

iii.

to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition (including, but not limited to, restrictive covenant obligations (such as confidentiality, non-competition and non-solicitation covenants), and clawback or recoupment provisions), any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, vesting, exercisability or settlement of an Award (subject to the limitations of Section 7(f)), performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 7(e)) and waivers and modifications thereof (subject to the limitations of Section 7(f)), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

iv.

to accelerate vesting of any Award in connection with a Participant’s death, retirement, disability or involuntary termination of employment or service, in the event of a Change in Control (as defined below) or a corporate transaction or event described in Section 4(c), or in other circumstances as the Committee deems appropriate;

v.

to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

vi.

to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant, consistent with Section 409A of the Code;

vii.

to determine the restrictions, if any, to which Stock received upon exercise or settlement of an Award shall be subject (including lock-ups and other transfer restrictions) and condition the delivery of such Stock upon the execution by the Participant of any agreement providing for such restrictions;

viii.	to prescribe the form of each Award Agreement, which need not be identical for each Participant;

ix.	to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

x.

to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

xi.	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, (i) the Board shall perform the functions of the Committee for purposes of granting awards to directors who serve on the Committee and (ii) the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

(b)

Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Parent and Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 9(f)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company, its Parent or Subsidiaries the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

(c)

Limitation of Liability; Indemnification. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to such member by any officer or other employee of the Company, its Parent or Subsidiaries, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4. Stock Subject to Plan.

(a)

Amount of Stock Reserved. Subject to Section 4(c), the aggregate number of shares of Stock for which Awards may be granted under this Plan (since its inception) shall not exceed 10,717,500. Awards made under this Plan which are forfeited (including a repurchase or cancellation of shares of Stock subject thereto by the Company in exchange for the price, if any, paid to the Company for such shares, or for their par value or other nominal value), terminated, surrendered, cancelled or have expired, shall be disregarded for purposes of the preceding sentence and shall not be considered as having been theretofore made subject to an Award. Shares of Stock shall not again be available for award if such shares are surrendered or withheld as payment either of the exercise price of an Option or SAR or of withholding taxes in respect of the exercise, settlement or payment of, or the lapse of restrictions with respect to, any Award. Shares purchased in the open market with proceeds from Option exercises shall not be added to the pool of available shares. The exercise or settlement of a SAR shall reduce the shares of Stock available under the Plan by the total number of shares to which the exercise or settlement of the SAR relates, not just the net amount of shares actually issued upon exercise or settlement. Awards settled solely in cash shall not reduce the number of shares of Stock available for issuance under the Plan. Any shares of Stock subject to an Option (or part thereof) that is cancelled upon exercise of a tandem SAR when settled wholly or partially in shares shall to the extent of such settlement in shares be treated as if the Option itself had been exercised and such shares shall no longer be available for award. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market on a Participant’s behalf.

(b)

Annual Per-Participant Limitations. During any calendar year, no Participant may be granted Awards that may be settled by delivery of more than 500,000 shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of the Award. The preceding sentences set forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation. In addition to the foregoing limitations, subject to adjustment as described in Section 4(c) the maximum aggregate grant date value of shares of Company Stock subject to Awards granted to any Non-Employee Director during any calendar year for services rendered as a Non-Employee Director, taken together with any cash fees earned by such Non-Employee Director for services rendered as a Non-Employee Director during the calendar year, shall not exceed $500,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.

(c)

Adjustments. In the event of any recapitalization, reclassification, forward or reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or any other extraordinary or unusual event affecting the outstanding Stock as a class, then the Committee shall equitably adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a) and 4(b), including shares reserved for ISOs and the number of shares which may be issued without regard to the vesting requirements set forth in Section 7(f), (ii) the number and kind of shares of outstanding Restricted Stock or shares subject to other outstanding Awards in connection with which the shares have been issued, (iii) the number and kind of shares that may be issued in respect of other outstanding Awards, (iv) the maximum number and kind of shares of Stock for which any individual may receive Awards in any year, and (v) the exercise price, grant price or purchase price relating to any

Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award), to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards (to the extent permitted by Section 9(f)(ii)), or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company, its Parent or any Subsidiary or the financial statements of the Company, its Parent or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

Any adjustments to outstanding Awards shall be consistent with Section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

5. Eligibility. Directors, officers and employees of the Company or its Parent or any Subsidiary, and persons who provide consulting or other services to the Company, its Parent or any Subsidiary deemed by the Committee to be of substantial value to the Company or its Parent and Subsidiaries, are eligible to be granted Awards under the Plan. In addition, persons who have been offered employment by, or agreed to become a director of, the Company, its Parent or any Subsidiary, and persons employed by an entity that the Committee reasonably expects to become a Subsidiary of the Company, are eligible to be granted an Award under the Plan.

6. Specific Terms of Awards.

(a)

General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as expressly provided by the Committee (including for purposes of complying with the requirements of the Delaware General Corporation Law relating to lawful consideration for the issuance of shares), no consideration other than services will be required as consideration for the grant (but not the exercise) of any Award.

(b)	Options. The Committee is authorized to grant options to purchase Stock on the following terms and conditions (“Options”):

i.

Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, such exercise price may not be less than 100% of the Fair Market Value of such Stock on the date of grant of such Option.

ii.

Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (subject to the limitations of Section 7(f)), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

iii.

Termination of Employment or Service. The Committee shall determine the period, if any, during which Options shall be exercisable following termination of a Participant’s employment or service relationship with the Company, its Parent or any Subsidiary. For this purpose, unless otherwise determined by the Committee, any sale of a Subsidiary of the Company pursuant to which it ceases to be a Subsidiary of the Company shall be deemed to be a termination of employment or service by any Participant employed or retained by such Subsidiary. Unless otherwise determined by the Committee, (x) during any period that an Option is exercisable following termination of employment or service, it shall be exercisable only to the extent it was exercisable upon such termination of employment or service, and (y) if such termination of employment or service is for Cause, as determined in the discretion of the Committee, all Options held by the Participant shall immediately terminate.

iv.

Options Providing Favorable Tax Treatment. The Committee may grant Options that may afford a Participant with favorable treatment under the tax laws applicable to such Participant, including, but not limited to ISOs. If Stock acquired by exercise of an ISO is sold or otherwise disposed of within two years after the date of grant of the ISO or within one year after the transfer of such Stock to the Participant, the holder of the Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company’s or any other corporation’s taxable income. The Company may impose such procedures as it determines may be necessary to ensure that such notification is made. Each Option granted as an ISO shall be designated as such in the Award Agreement relating to such Option. ISOs may only be granted to individuals who are employees of the Company or any parent or subsidiary corporation of the Company (as defined by Section 422 of the Code).

(c)	Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights (“SARs”) on the following terms and conditions:

i.

Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise, over (B) the exercise price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

ii.

Other Terms. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part (subject to the limitations of Section 7(f)), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. “Limited SARs,” which may only be exercised upon the occurrence of a Change in Control of the Company, may be granted on such terms not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

(d)	Restricted Stock. The Committee is authorized to grant Stock that is subject to restrictions based on continued employment on the following terms and conditions (“Restricted Stock”):

i.

Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine (subject to the limitations of Section 7(f)). Except to the extent restricted under the terms of the Plan (including subsection (iv) below) and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

ii.

Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

iii.

Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock and the Company may retain physical possession of the certificate, in which case the Participant shall be required to have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

iv.

Dividends. Dividends paid on Restricted Stock shall be either paid in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect consistent with Section 409A of the Code; provided that, dividends with respect to Restricted Stock shall vest and be paid only if and to the extent the underlying shares of Restricted Stock vest and are paid. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)	Deferred Stock. The Committee is authorized to grant units representing the right to receive Stock at a future date subject to the following terms and conditions (“Deferred Stock”):

i.

Award and Restrictions. Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant, consistent with Section 409A of the Code). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine (subject to the limitations of Section 7(f)).

ii.

Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(f)

Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements (subject to the limitations of Section 7(f)).

(g)

Dividend Equivalents. The Committee is authorized to grant awards entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock (“Dividend Equivalents”). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award; provided that, in no event shall dividend rights or Dividend Equivalents accrue or be paid with respect to shares of Stock subject to Options or SARs. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify; provided that, Dividend Equivalents granted in connection with an Award shall vest and be paid only if and to the extent the underlying shares subject to the Award vest and are paid.

(h).

Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries (“Other Stock-Based Awards”). The Committee shall determine the terms and conditions of such Awards (subject to the limitations of Section 7(f)). Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).

7. Certain Provisions Applicable to Awards.

a.

Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 9(f)(ii), Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, its Parent or Subsidiaries or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company its Parent or Subsidiaries. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

b.

Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or an SAR exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

c.

Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company, its Parent or Subsidiaries upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

d.

Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven. For the avoidance of doubt, no such loans shall be made to a Participant who is an executive officer of the Company or a member of the Board.

e.

Performance-Based Awards. The Committee may, in its discretion, determine that an Award granted to an employee shall be contingent upon the achievement of pre-established performance objectives and other terms set forth in this Section 7(e) (“Performance Award”).

i.

Performance Objectives. The performance objectives for an Award subject to this Section 7(e) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee consistent with this Section 7(e). The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance objective or that two or more of the performance objectives must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(e) shall be selected from among the following criteria, or any such other criteria determined by the Committee in its sole discretion, which in either case may be applied to the Company, on a consolidated basis, and/or for specified Subsidiaries, divisions, or other business units of the Company (where the criteria are applicable):

(A)	Return on capital;

(B)	Earnings or earnings per share (which earnings may include equity in earnings of investees, and may be determined without regard to interest, taxes, depreciation, and/or amortization);
(C)	Cash flow provided by operations;
(D)	Increase in stock price;
(E)	Changes in annual revenues;
(F)	Net sales;
(G)	Total shareholder return;
(H)	Inventory control measures;
(I)	Internet sales, including as it relates to total or net sales; and/or
(J)

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award.

ii.

Performance Award Terms. Performance objectives, amounts payable upon achievement of such objectives, the applicable performance period and other material terms of Performance Awards shall be established by the Committee. In addition, the Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

iii.

Certain Adjustments. To the extent applicable, unless the Committee decides otherwise, the determination of achievement of performance objectives for Performance Awards shall be made in accordance with U.S. generally accepted accounting principles (“GAAP”) and a manner consistent with the methods used in the Company’s audited financial statements. Unless the Committee decides otherwise, the determination of achievement of performance objectives for Performance Awards shall be made without regard to (A) changes in accounting methods, (B) non-recurring acquisition expenses and restructuring charges; or (C) other costs or charges associated with refinancings, write-downs, impairments, closures, consolidations, divestitures, strategic initiatives, and items associated with acquisitions, including but not limited to, earn-outs and bargain purchase gains. In calculating earnings or earnings per share, the Committee may provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee. In setting the performance objectives for Performance Awards, the Committee may provide for adjustments in respect of unusual or infrequently occurring items determined in accordance with applicable accounting standards, adjustments for equity compensation expenses, and such other adjustments as it deems appropriate. In addition, the Committee, in its sole discretion, may make adjustments to the performance objectives, the amounts payable in respect of the applicable performance objectives, and performance results, to the extent consistent with the terms of the applicable Award Agreement.

iii.	Committee Determinations. The Committee shall determine the achievement of performance objectives relating to Performance Awards, and the amount of any payment in respect of Performance Awards.

f.

Minimum Vesting Requirement. At the time of grant, the terms of Awards granted under the Plan shall provide that the Awards shall not vest prior to the one-year anniversary of the date of grant, except as may be provided in the event of a Participant’s death or disability, or in the event of a Change in Control; provided that, (i) Awards granted to non-employee directors will be deemed to satisfy this minimum vesting requirement if they are granted on the date of our annual meeting of stockholders and vest on the date of our next annual meeting of stockholders immediately following the date of grant (but not less than 50 weeks following the date of grant) and (ii) subject to any adjustments made in accordance with Section 4(c), Awards covering up to 5% of the shares subject to the share reserve set forth in

Section 4(a) as of the 2026 Plan Effective Date may be granted without regard to the minimum vesting requirement.

8. Change in Control. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Section 8 shall apply in the event of a Change in Control.

a.	Replacement Awards; No Immediate Vesting.

i.	An Award shall not vest upon the occurrence of a Change in Control and shall continue to the extent qualifying as a Replacement Award.

ii.

A “Replacement Award” includes an outstanding Award that continues upon and after the occurrence of a Change in Control and an Award provided to a Participant in replacement of an outstanding Award (such replaced Award, a “Replaced Award”) in connection with a Change in Control that satisfies the following conditions:

(A) It has a value at least equal to the value of the Replaced Award;

(B) It relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control;

(C) Its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent change in control); and

(D) Upon an involuntary termination of employment or separation from service of a Participant by the Company other than for Cause (and not due to disability), or a voluntary termination of employment or separation from service by the Participant for Good Reason (if applicable), occurring on or during the period of 24 months after the Change in Control, the Replacement Award, to the extent not vested and unrestricted as of such termination of employment or separation from service, shall become fully vested and (if applicable) exercisable and free of restrictions.

The Committee, as constituted immediately before the Change in Control, shall have the discretion to determine whether the conditions of this Section 8(a)(ii) are satisfied.

b.	Vesting if No Replacement Award. To the extent that a Replacement Award is not provided to the Participant, upon the occurrence of a Change in Control:

i.	Any and all Options and SARs granted hereunder shall become immediately exercisable;

ii.	Any restrictions imposed on Restricted Stock shall lapse and become freely transferable, and all other Awards shall become fully vested; and

iii.

Except as otherwise provided in an Award Agreement, the payout opportunities attainable at target or, if greater, in the amount determined by the Committee to have been earned thereunder based on performance through the date of the Change in Control, under all outstanding Awards of performance-based Stock, cash Awards and other performance-based Awards shall be deemed to have been earned for the entire performance period(s) as of the effective date of the Change in Control. The vesting of all such earned Awards shall be accelerated as of the effective date of the Change in Control, and in full settlement of such Awards, there shall be paid out in cash, or in the discretion of the Committee, shares of Stock with a Fair Market Value equal to the amount of such cash.

Except as otherwise determined by the Committee, the foregoing provisions of this Section 8(b) shall apply, and a Participant’s outstanding Awards shall not become Replacement Awards, upon the occurrence of a Change in Control following an involuntary termination of employment or separation from service of the Participant by the Company other than for Cause (and not due to disability), or a voluntary termination of employment or separation from service for Good Reason by the Participant (if applicable), occurring (x) at the request of a third party who was taking steps reasonably calculated to effect such Change in Control or (y) otherwise in contemplation of and within 180 days before such Change in Control.

c.	Change in Control. For purposes of the Plan, “Change in Control” shall mean:

i.	Any person becoming the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

ii.

Individuals who serve on the Board immediately prior to the event, or whose election to the Board or nomination for election to the Board was approved by a vote of at least two-thirds of the directors who either serve on the Board immediately prior to the event, or whose election or nomination for election was previously so approved, ceasing for any reason to constitute a majority of the Board;

iii.

Consummation of a merger or consolidation of the Company or any Subsidiary into any other corporation, other than a merger or consolidation that results in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than 60% of the combined voting power of the voting securities of the Company; or

iv.

The stockholders of the Company approving a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets and such liquidation, sale or disposition is consummated.

9. General Provisions.

a.

Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon. In addition, the Company may adopt policies that impose restrictions on the timing of exercise of Options, SARs or other Awards (e.g., to enforce compliance with Company-imposed black-out periods).

b.

Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant’s death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or the Participant’s guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more of the following transferees (each transferee a “Permitted Assignee”) during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee: (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i); (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or stockholders; or (iv) for charitable donations to a charitable organization; provided that such Permitted Assignee shall be bound by and subject to all the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

c.

No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company, its Parent or any Subsidiary, nor shall it interfere in any way with the right of the Company, its Parent or any Subsidiary to terminate any employee’s employment or other person’s service at any time or with the right of the Board or stockholders to remove any director.

d.

Taxes. The Company, its Parent and Subsidiaries are authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Parent and Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

e.

Section 409A. Notwithstanding the other provisions hereof, the Plan and the Awards are intended to comply with the requirements of Section 409A of the Code, to the extent applicable. Accordingly, all provisions herein and with respect to any Awards shall be construed and interpreted such that the Award either (i) qualifies for an exemption from the requirements of Section 409A of the Code or (ii) satisfies the requirements of Section 409A of the Code to the maximum extent possible; provided, however, that in no event shall the Company be obligated to reimburse a Participant or Beneficiary for any additional tax (or related penalties and interest) incurred by reason of application of Section 409A, and the Company makes no representations that Awards are exempt from or comply with Section 409A and makes no undertakings to ensure or preclude that Section 409A will apply to any Awards. If an Award is subject to Section 409A, (A) distributions shall only be made in a manner and upon an event permitted under Section 409A, (B) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A, (C) payments to be made upon or in connection with a Change in Control shall only be made upon or in connection with a “change of control event” under Section 409A, to the extent required by Section 409A, (D) unless the Award Agreement specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A, and (E) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A. Notwithstanding anything herein to the contrary, in the event that any Awards constitute nonqualified deferred compensation under Section 409A of the Code, if (x) the Participant is a “specified employee” of the Company as of the specified employee identification date for purposes of Section 409A (as determined in accordance with the policies and procedures adopted by the Company) and (y) the delivery of any cash or Stock payable pursuant to an Award is required to be delayed for a period of six months after separation from service pursuant to Section 409A, such cash or Stock shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, the amounts withheld on account of Section 409A shall be paid to the Participant’s Beneficiary within 30 days of the Participant’s death.

f.	Changes to the Plan and Awards.

i.

The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to the Participant (as such rights are set forth in the Plan and the Award Agreement). The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, (subject to Section 4(c)) without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award (as such rights are set forth in the Plan and the Award Agreement). The Board or the

Committee shall also have the authority to establish separate sub-plans under the Plan with respect to Participants resident in a particular jurisdiction (the terms of which shall not be inconsistent with those of the Plan) if necessary or desirable to comply with the applicable laws of such jurisdiction.

ii.

Notwithstanding any provision herein, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs, (B) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs or (C) cancel outstanding Options or SARs with an exercise price above the current Stock price in exchange for cash or other securities.

g.

No Rights to Awards; No Stockholder Rights. No person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

h.

Company Policies. All Awards made under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time. In furtherance of the foregoing, to the extent permitted by applicable law, including without limitation Section 409A of the Code, all amounts payable under the Plan are subject to offset in the event that a Participant has an outstanding clawback, recoupment or forfeiture obligation to the Company under the terms of any applicable Clawback Policy. In the event of a clawback, recoupment or forfeiture event under an applicable Clawback Policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the Plan, and the Company shall be entitled to recover from the Participant the amount specified under the Clawback Policy to be clawed back, recouped or forfeited.

i.

Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

j.

Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

k.

No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

l.

Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

m.

Severability. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

n.

Successors and Assigns. The Plan and Award Agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

o.

Plan Provisions. In the event there is any express conflict between the terms of the Plan and any Award agreement or other agreement setting forth the terms of an Award, the terms of the Plan shall govern.

p.	Effective Date. The amended and restated Plan shall be effective as of the 2026 Amendment Effective Date.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all nominees for director and FOR Proposals 2, 3 and 4. 1. ELECTION OF DIRECTORS 01 - Jeffrey Siegel 02 - Robert B. Kay 03 - Jeffrey H. Evans 04 - Rachael A. Jarosh 05 - Cherrie Nanninga 06 - Bruce G. Pollack 07 - Michael J. Regan 08 - Michael Schnabel 09 - Daniel S For Against Abstain iegel For Against Abstain For Against Abstain For Against Abstain For Against Abstain 2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026. 3. TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE 2025 COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS. 4. TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below (Please sign proxy as name appears on corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.) Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box Annual Meeting Proxy Card. 1UPX 688252

Proxy materials for the Annual Meeting of Stockholders are available at: www.edocumentview.com/LCUT IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — LIFETIME BRANDS, INC. This Proxy is solicited on behalf of the Board of Directors Jeffrey Siegel and Robert B. Kay, and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution to vote and otherwise act on behalf of the undersigned with all powers that the undersigned would have if personally present at the 2026 Annual Meeting, with respect to all shares of common stock, $0.01 par value, of LIFETIME BRANDS, INC. (the “Company”) standing in the name of the undersigned on the Company’s books at the close of business on April 21, 2026, at the Annual Meeting of Stockholders to be held virtually via the Internet at 10:30 a.m., Eastern Time, on June 18, 2026 or at any adjournment(s) or postponement(s) thereof (the “2026 Annual Meeting”), as directed on the reverse side. The undersigned acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement. The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described 2026 Annual Meeting or any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The proxy holder is authorized to act, in accordance with his or her discretion, upon all matters incident to the conduct of the meeting and upon other matters that properly come before the 2026 Annual Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. This proxy when properly executed will be voted in the manner directed herein. If no direction is made with respect to any proposal, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. (Continued and to be signed on reverse side.)